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                                                                    EXHIBIT 10.1

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                           TERM LOAN CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of October 8, 2004 (as amended from time to time, this "Agreement"), by and between THE SANTA ANITA COMPANIES, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                  R E C I T A L

         The Borrower has requested from the Bank the credit accommodation described below, and the Bank has agreed to provide said credit accommodation to the Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.             DEFINITIONS.

         The following terms with initial capital letters have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, (i) to vote 20% or more of the securities having voting power for the election of directors (or Persons performing similar functions) of such Person or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "common control" have correlative meanings. Unless otherwise indicated, "Affiliate" refers to an Affiliate of the Borrower. Notwithstanding the foregoing, in no event shall the Bank or any Affiliate of the Bank be deemed to be an Affiliate of the Borrower.

         "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority (including common law and principles of public policy).

         "Appraised Value of the Mortgaged Property" means the appraised value of the Mortgaged Property as determined by the Bank pursuant to the appraisal conducted by, or on behalf of, the Bank in form and substance satisfactory to the Bank.

         "Approved Subordination Terms" means the terms of subordination set forth in Exhibit G.

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         "Asset Disposition" means any sale or other disposition, in any single transaction or series of related transactions, by the Borrower or any Subsidiary of the Borrower, of any of its assets (including (x) by way of a Sale-Leaseback Transaction and (y) in the case of a Subsidiary of the Borrower, any issuance of any Capital Stock of such Subsidiary to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than directors qualifying shares)); except that "Asset Disposition" shall not include (A) any disposition of assets or issuance of Capital Stock by any Subsidiary to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (B) a merger or consolidation permitted pursuant to Section 6.6 or (C) sales of inventory held or purchased for sale to others or dispositions of other property that has become obsolete or worn out, in each case in the ordinary course of business.

         "Assignment of Leases and Rents" means the Assignment of Leases and Rents between the Borrower and the Bank in substantially the form of Exhibit F, as amended from time to time.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ.), as amended from time to time.

         "Base LIBOR" means the rate per annum for Dollar deposits quoted by the Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of an Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. The Borrower understands and agrees that the Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Bank in its discretion deems appropriate including, but not limited to, the rate offered for Dollar deposits on the London Inter-Bank Market.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BMO" means The Bank of Montreal, acting through its Chicago lending office.

         "BMO Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of October 10, 2003 among Parent, the lenders party thereto from time to time, BMO, as agent, and BMO Nesbitt Burns, a division of BMO, as arranger (as the same may be amended, supplemented, modified, renewed or replaced from time to time).

         "BMO Deed of Trust" means that certain Deed of Trust with Absolute Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by the Borrower, as trustor, to First American Title Insurance Company, as trustee, for the benefit of BMO, in its capacity as administrative agent for itself, as lender, and the other lenders party to the BMO Credit Agreement.


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         "BMO Guarantees" means the guarantees set forth in Article 10 of the
BMO Credit Agreement entered into by the Borrower and LA Turf Club pursuant to their execution of the BMO Credit Agreement.

         "BMO Subordination Agreement" means the Subordination Agreement between the Bank and BMO, as agent under the BMO Credit Agreement, in substantially the form of Exhibit J, as amended from time to time.

         "Borrower Pledge Agreement" means the Pledge Agreement between the Borrower and the Bank in substantially the form of Exhibit B, as amended from time to time.

         "Borrowing" means a borrowing consisting of a Term Loan.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks in Los Angeles, California are authorized or obligated to close.

         "Capital Expenditures" means, for any period, expenditures (whether paid in cash or accrued as liabilities and including Capital Leases entered into during the period) of the Borrower and its Subsidiaries during such period that are required in accordance with GAAP to be capitalized on the consolidated balance sheet of the Borrower.

         "Capital Leases" means all leases of the Borrower and its Subsidiaries of real or personal property that are required to be capitalized on the consolidated balance sheet of the Borrower. The amount of any Capital Lease shall be the capitalized amount thereof.

         "Capital Stock" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person and (ii) rights (other than Indebtedness securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or other equity interests.

         "Change of Control" means the failure by the Parent to continue to hold all of the outstanding shares of all classes of the Capital Stock of the Borrower.

         "Closing Date" means the date of the making of the Initial Term Loan, which date shall be the date that all conditions set forth in Section 4.1 have been satisfied or waived.

         "Closing Date Environmental Report" is defined in Section 4.1(g).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all property in which a Lien is created or conveyed in or under the Loan Documents, or any of them, in favor of the Bank.

         "Contingent Obligation" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness or other obligation of another Person, including any direct or indirect guarantee of such Indebtedness (other than


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any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness or obligation or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, if the primary purpose of such obligation is to provide assurance that the Indebtedness or other obligations of such other Person will be paid or discharged or the holders of such Indebtedness or other obligations will be protected against loss, or (iii) otherwise to assure or hold harmless the holders of Indebtedness or other obligations of another Person against loss in respect thereof, or (iv) under Hedging Contracts. The amount of any Contingent Obligation under clause (i) or (ii) shall be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligation" means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

         "Current Portion of Long-Term Debt" means, as of any date of determination and without duplication, the current portion of all Indebtedness due more than one year from the date of determination that would properly be classified as a current liability of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Deed of Trust" means the Deed of Trust and Assignment of Rents and Leases executed by the Borrower for the benefit of the Bank, in substantially the form of Exhibit E, as amended from time to time.

         "Default" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollars" and "$" means lawful money of the United States of America.

         "EBITDA" means, for any period on a consolidated basis for the Borrower and its Subsidiaries (i) the sum of (a) Net Income, (b) Interest Expense deducted in the determination of Net Income, (c) income tax expense deducted in the determination of Net Income, (d) depreciation and amortization expense deducted in determining Net Income, and (e) extraordinary losses included in the determination of Net Income, in each case, for such


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period, MINUS (ii) extraordinary gains included in the determination of Net
Income, for such period.

         "EBITDA Coverage Ratio" means, on the last day of any fiscal quarter, the ratio of (i) EBITDA for the period of four consecutive fiscal quarters ending on such date to (ii) the sum of (a) the Current Portion of Long-Term Debt as of the first day of such four-quarter period and (b) Interest Expense for such four-quarter period.

         "Environmental Damages" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys' fees and consultants' fees, that are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath the Mortgaged Property or any other real property owned by the Borrower or any of its Subsidiaries or migrating or threatening to migrate to or from any such real property, or arising from any investigation, proceeding or remediation of any location at which the Borrower, any of its Subsidiaries or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or arising in any manner whatsoever out of any violation of Environmental Requirements.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for Environmental Damages.

         "Environmental Requirements" means all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigation and remediation of releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) any trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above or (iv) any other Person which is required to be aggregated with the Borrower pursuant to regulations promulgated under Section 414(o) of the Code.

         "Event of Default" is defined in Section 7.1.

         "Extended Maturity Date" means October 8, 2009.

         "Extension Date" is defined in Section 2.1(e).


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         "Extension Notice" is defined in Section 2.1(e).

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         "Fair Market Value" means, with respect to any asset or property, the sale value that could be obtained in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fees" means, collectively, the fees described or referenced in Section 2.5.

         "Fiscal Year" means the fiscal year of the Borrower, which shall be the 12 month-period ending on December 31 in each year or such other period as the Borrower may designate and the Bank may approve in writing (which approval shall not be unreasonably withheld or delayed). "Fiscal Quarter" or "fiscal quarter" means any quarter of a Fiscal Year.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as in effect from time to time.

         "Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

         "Governmental Authority" means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

         "Hazardous Materials" means any substance (i) the presence of which requires investigation or remediation under any Applicable Law; (ii) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on the Mortgaged Property or any other real property owned by the Borrower or any of its Subsidiaries causes or threatens to cause a nuisance upon such real property or to adjacent properties or poses or threatens to pose a hazard to any such real property or to the health or safety of Persons on or about any such real property; or (v) without limitation, that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

         "Hedging Contract" means, for any Person, any interest rate, commodity, foreign exchange or other hedging agreement (including swaps, collars, caps and forward contracts) between such Person and one or more financial institutions providing for the transfer or mitigation of fluctuations of interest rates, exchange rates or other prices either generally or under specific contingencies.

         "Incremental Term Loan Commitment" means $0.


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         "Incremental Term Loan Commitment Termination Date" means October 8,
2004.

         "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all Indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any past due interest, fees and charges relating thereto, (ii) payable under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities of such Person or to pay dividends in respect of any Capital Stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business or (v) in respect of Capital Leases; (b) all Contingent Obligations of such Person; (c) all Indebtedness, obligations or other liabilities of such person or others secured by a Lien on any property of such Person, whether or not such Indebtedness, obligations or liabilities are assumed by such Person, all as of such time; and (d) all Indebtedness, obligations or other liabilities of such Person in respect of Hedging Contracts, net of liabilities owed to such Person by the counterparties thereon.

         "Initial Term Loan" is defined in Section 2.1(a).

         "Intangible Assets" means assets of the Borrower or any Subsidiary that are classified as "intangible assets" in accordance with GAAP.

         "Intercompany Debt" means any Indebtedness of any Subsidiary that is owed to any Wholly-Owned Subsidiary or the Borrower.

         "Interest Expense" means, for any period, consolidated interest expense of the Borrower and its Subsidiaries, determined in accordance with GAAP, including Fees and the portion of any Capital Lease obligations allocable to interest expense.

         "Interest Period" means, with respect to each LIBOR Loan, the period commencing on the date specified in the related Notice of Borrowing or Notice of Conversion/Continuation (or telephonic notice in lieu thereof) and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect pursuant to Section 2.1 or
Section 2.4; PROVIDED that (i) in the case of immediately successive Interest Periods, the succeeding Interest Period shall commence on the day on which the preceding Interest Period expires; (ii) any Interest Period (A) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day or (B) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) the Borrower may not select an Interest Period with respect to any portion of the principal of any Term Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and (iv) no Interest Period for any Term Loan shall end after the Maturity Date.


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         "Investment" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of Capital Stock or securities, or any beneficial interest in Capital Stock or other securities, of any other Person, any partnership (whether general or limited) or limited liability company interest in any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "LA Turf Club" means the Los Angeles Turf Club, Incorporated, a California corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Leases" is defined in Section 3.21.

         "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) equal to a fraction, the nominator of which shall equal Base LIBOR and the denominator of which shall equal 100% MINUS the LIBOR Reserve Percentage.

         "LIBOR Loan" means that portion of a Term Loan which bears interest at a rate determined by reference to a LIBOR as provided in Section 2.3.

         "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

         "Loan Account" is defined in Section 2.2.

         "Loan Documents" means, collectively, this Agreement, the Note, the Deed of Trust, the Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Guaranty, the Assignment of Leases and Rents, the BMO Subordination Agreement and any other agreement, instrument or other writing executed or delivered by the Borrower or any Subsidiary in connection herewith, and all amendments, exhibits and schedules to any of the foregoing.

         "Margin Regulations" means Regulations U and X of the Federal Reserve Board, as amended from time to time.

         "Margin Stock" means "margin stock" as defined in the Margin
Regulations.


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         "Material Adverse Effect" or "Material Adverse Change" means the occurrence of an event or events, or the existence of facts or circumstances, that has or have a material adverse effect on, or result in a material adverse change in, as the case may be, any one or more of the following:

         (A) the ability of the Borrower or of any Subsidiary to conduct a Racetrack Business at the Track; or

         (B) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Loan Documents; or

         (C) the validity, legality or enforceability of any Loan Document, any material provision therein, or the rights and remedies of the Bank thereunder; or

         (D) the validity, enforceability, perfection or priority of any of the Liens in favor of the Bank arising or created under the Loan Documents or any of them.

         "Material Adverse Effect" or "Material Adverse Change" shall also include the occurrence of an event or events or the existence of facts or circumstances that could reasonably be expected to adversely affect the business, assets, results of operations, financial condition or financial prospects of the Borrower and its Subsidiaries, taken as a whole, and thereby:

         (i) result in the incurrence by the Borrower or a Subsidiary of a liability or liabilities, or require an expenditure or expenditures, in an aggregate amount in excess of $2,000,000;

         (ii) impair or diminish the value of any asset or assets of the Borrower or a Subsidiary in an aggregate amount in excess of $2,000,000; or

         (iii) reduce the actual or projected operating revenue or cash flow in the Fiscal Year in which such event occurs, or in which such facts or circumstances occur, or in the next succeeding Fiscal Year, by 10% or more in relation to the respective amounts thereof (x) in the Fiscal Year preceding the Fiscal Year in which such event occurs, or in which such facts or circumstances occur, or (y) reflected in the forecast most recently delivered in respect of such Fiscal Years pursuant to Section 5.1(h) hereof.

         "Material Environmental Amount" means an amount payable by the Borrower or any of its Subsidiaries in excess of $1,500,000 in respect of any Environmental Damage or in connection with the violation or alleged violation of, or compliance or attempted compliance with, any Environmental Requirement.

         "Maturity Date" means (i) October 8, 2007 or (ii) if provisions of
Section 2.1(f) have been satisfied, the Extended Maturity Date.

         "MID" means MI Developments Inc., a corporation incorporated under the laws of the Province of Ontario, Canada.


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         "Mortgaged Property" means the Borrower's real property located at 285
West Huntington Drive, Arcadia, California 91066 and known as Santa Anita Park (and the surrounding land) as described more fully in the Deed of Trust.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate.

         "Net Income" means, for any period, net income (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

         "Note" means the Term Loan Promissory Note made by the Borrower payable to the order of the Bank in substantially the form of Exhibit A, as amended from time to time.

         "Notice of Borrowing" is defined in Section 2.1.

         "Notice of Conversion/Continuation" is defined in Section 2.4.

         "Oak Tree" means Oak Tree Racing Association, a California non-profit corporation.

         "Obligations" means all present and future obligations and liabilities of the Borrower or any of its Subsidiaries of every type and description arising under or in connection with the Loan Documents due or to become due to the Bank or any Person entitled to indemnification under the Loan Documents, or any of their respective successors, transferees or assigns, whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, Fees, expenses, indemnities or other amounts (including attorneys' fees and expenses).

         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) under which such Person is the lessee and that is not capitalized on the balance sheet of such Person.

         "Parent" means Magna Entertainment Corp., a Delaware corporation.

         "Parent Pledge Agreement" means the Pledge Agreement between the Parent and the Bank in substantially the form of Exhibit C, as amended from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Permitted Acquisition" means any acquisition by the Borrower of assets from, or shares or other equity interests in, any Person, PROVIDED that: (i) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (ii) all transactions related thereto shall be consummated in accordance with Applicable Laws; (iii) in the case of any acquisition of shares or other equity interests in any Person, such acquisition is an acquisition of 100% of the shares or other equity interests of such Person; (iv) all actions required to be taken, if any, with respect to any acquired or newly formed


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Subsidiary under Section 5.8 shall have been taken or shall be simultaneously taken; (v) such assets, shares or other equity interests pertain to a line of business in which the Borrower or any of its Subsidiaries is engaged on the date hereof or as contemplated in the business plan delivered to the Bank pursuant to
Section 4.1; (vi) after giving effect to such acquisition, the Borrower shall be in compliance, on a PRO FORMA basis, with the covenants set forth in Sections
6.17 and 6.18, as if such acquisition had occurred on the first day of the relevant period; and (vii) the aggregate total consideration (including cash purchase price, deferred or financed purchase price (including the maximum amount of any earn-out obligations) and assumed liabilities) for Permitted Acquisitions consummated in any Fiscal Year shall not exceed $10,000,000.

         "Permitted Liens" means, with respect to any asset, the Liens (if any) permitted to exist on such asset under Section 6.2.

         "Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate" means at any time the rate of interest most recently announced within the Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within the Bank.

         "Prime Rate Loan" means any portion of a Term Loan which bears interest at a rate determined by reference to the Prime Rate.

         "Racetrack Business" means the operation of the Track and all horseracing, gaming, entertainment, and other activities associated therewith in a manner consistent with past practices of the Track.

         "Racing Day" means any day with respect to which horseracing and associated gaming, entertainment, and other associated activities have been authorized to be conducted at the Track pursuant to a valid Racing License.

         "Racing License" means a license or permit issued by the California Horse Racing Board, or such other relevant Governmental Authority, pursuant to which the licensee or permitee is authorized to hold horseracing and related events on a specified number of days during any racing year at a specified location.


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         "Regulation D" means Regulation D of the Federal Reserve Board, as amended from time to time.

         "Regulatory Change" means (i) the adoption or becoming effective after the date hereof of any treaty, law, rule or regulation, (ii) any change in any such treaty, law, rule or regulation (including Regulation D), or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or (iii) compliance by the Bank (or, in the case of capital adequacy requirements, any holding company of the Bank) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority issued or made after the date hereof.

         "Release Parcel" is defined in Section 5.13(d).

         "Remainder Parcel" is defined in Section 5.13(d).

         "Reportable Event" means any of the events described in Section 4043 of ERISA.

         "Restricted Payment" means (i) any dividend, distribution or payment, direct or indirect, to or for the benefit of any holder of any Capital Stock of the Borrower now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares of the same class of Capital Stock of the Person paying such dividend or making such distribution, (b) the issuance of Capital Stock upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower now or hereafter outstanding, or (iii) any payment of principal of or interest on, or any payment made to redeem, repurchase, defease (by way either of in-substance or legal defeasance) or otherwise acquire or retire for value, (a) any Subordinated Debt of the Borrower or (b) any Contingent Obligation with respect to any such Subordinated Debt, except, so long as no Default or Event of Default has occurred and is continuing, any payment of accrued interest when due in accordance with the terms of the documents or instruments governing or evidencing such Subordinated Debt, or (iv) any payment of principal of or interest on any Indebtedness or other obligation (other than Subordinated Debt and Intercompany Debt) owing by the Borrower or any Subsidiary to the Parent or any other Affiliate of the Borrower, or (v) any payment required under or made in respect of the BMO Guarantees.

         "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Borrower of any real or personal property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold or otherwise transferred by the Borrower to such Person with the intention of entering into such a lease.

         "SEC" means the United States Securities and Exchange Commission, and any successor.

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         "Senior Officer" means, with respect to the Borrower, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Vice President.

         "Subordinated Debt" means (A) Indebtedness of the Borrower under the BMO Credit Agreement, so long as the BMO Subordination Agreement is in full force and effect; and (B) any other Indebtedness of the Borrower existing on the date hereof or hereafter incurred that is subordinated to the Obligations on the Approved Subordination Terms or on other terms approved in advance in writing by the Bank and which (i) is unsecured, (ii) has an effective interest rate not greater than the interest rate that is applicable to the Term Loans at the time such Indebtedness is incurred (if such Indebtedness bears interest at a fixed rate) or from time to time (if such Indebtedness bears interest at a floating rate), (iii) has a stated maturity date no earlier than one year following the Extended Maturity Date, (iv) contains no financial or operating covenants, (v) does not require any payment of principal prior to the Extended Maturity Date, and (vi) (x) is governed and evidenced only by a promissory note in substantially the form of Exhibit I hereto or (y) has other terms and provisions that are reasonably satisfactory to the Bank.

         "Subsidiary" means, with respect to any Person, (i) any other Person of which more than 50% of the total voting power of the Capital Stock entitled to vote in the election of the board of directors (or other Persons performing similar functions) is at the time directly or indirectly owned by such first Person and (ii) any other Person the accounts of which would be consolidated with those of such Person in a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise indicated, "Subsidiary" refers to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means the guaranty of the Obligations by LA Turf Club and each other Subsidiary of the Borrower, in substantially form of Exhibit D, as amended from time to time.

         "Tangible Net Worth" means, at any date of determination, the consolidated stockholders' equity of the Borrower and its Subsidiaries, as determined in accordance with GAAP, as of such date PLUS the outstanding principal amount of the Borrower's Subordinated Debt at such date MINUS (i) the aggregate book value of the Intangible Assets of the Borrower and its Subsidiaries as of such date and (ii) the aggregate amount of all amounts owing to the Borrower from its Affiliates, including, without limitation, any Indebtedness or accounts receivable owing from such Affiliates (but excluding receivables arising in the ordinary course of business that are not more than 90 days past due).

         "Taxes" means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

         "Term Loans" is defined in Section 2.1(a).


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         "Termination Event" means (i) a Reportable Event with respect to any
Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of at least 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "Track" means the race track located on the Mortgaged Property and commonly known as Santa Anita Park.

         "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of California, as it may be amended from time to time.

         "Wholly-Owned" means, with respect to any Subsidiary, that all the Capital Stock (except for directors' qualifying shares) of such Subsidiary is directly or indirectly owned by the Borrower.

SECTION 1.2.             RELATED MATTERS.

         (a) CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Loan Documents. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

         (b) DETERMINATIONS. Any determination or calculation contemplated by this Agreement that is made by the Bank shall be final and conclusive and binding upon the Borrower in the absence of manifest error. References in this Agreement to any "determination" by the Bank include good faith estimates by the Bank (in the case of quantitative determinations), and good faith beliefs by the Bank (in the case of qualitative determinations).


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         (c) ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein (and whether or not expressly stated), all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Article VI, the Bank and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Bank and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the Borrower's compliance with the covenants in Article VI shall be determined as if no such change in GAAP has occurred.

                                   ARTICLE II

                                   THE CREDIT

SECTION 2.1.             TERM LOANS.

         (a) TERM LOANS. Subject to the terms and conditions set forth herein, the Bank hereby agrees to make, on the Closing Date, a term loan (the "Initial Term Loan"), in Dollars, to the Borrower in a principal amount of $75,000,000; and, subject to the terms and conditions set forth in Section 4.2, to make incremental term loans (each, an "Incremental Term Loan"; and, together with the Initial Term Loan, each a "Term Loan"), in Dollars, to the Borrower in a principal amount of the Incremental Term Loan Commitment, from time to time during the period from the Closing Date to the Business Day next preceding the Incremental Term Loan Commitment Termination Date.

         (b) NOTICE OF BORROWING. The Borrower shall deliver to the Bank an irrevocable notice of borrowing (a "Notice of Borrowing"), signed by it, no later than 1:00 p.m. (Los Angeles time) (i) on the Business Day next preceding the proposed funding date, in the case of a Borrowing of Prime Rate Loans and
(ii) at least three (3) Business Days in advance of the proposed funding date, in the case of a Borrowing of LIBOR Loans. Such Notice of Borrowing shall specify (i) the proposed funding date (which shall be a Business Day), (ii) the aggregate amount of the proposed Borrowing (which, in the case of the Initial Term Loan, shall be $75,000,000 and, in the case of an Incremental Term Loan, zero), (iii) whether the proposed Borrowing will be of Prime Rate Loans or LIBOR Loans, (iv) in the case of LIBOR Loans, the length of the initial Interest Period with respect to such Borrowing and (v) instructions for the disbursement of the proceeds of the proposed Borrowing.

         (c) MAKING OF TERM LOANS. Promptly after receipt of a Notice of Borrowing under Section 2.1(b), the Bank, subject to the satisfaction of the conditions set forth in Section 4.1, in the case of the Initial Term Loan, and
Section 4.2, in the case of an Incremental Term Loan, shall make the amount of such Borrowing available to the Borrower on the funding date proposed in the applicable Notice of Borrowing, in immediately available funds, or shall disburse such


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proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing.

         (d) USE OF PROCEEDS OF TERM LOANS. The proceeds of the Term Loans may be used solely for the following purposes: (i) to make distributions to the Parent in respect of the Borrower's Capital Stock in accordance with the terms hereof, (ii) to repay in whole or in part any Indebtedness of the Borrower owed to the Bank or Parent, (iii) to pay transaction costs, including any Fees, of the Borrower incurred with respect to this Agreement and the other Loan Documents, (iv) for working capital, and (v) for general corporate purposes in the ordinary course of the Borrower's business (including to make Permitted Acquisitions); PROVIDED that the aggregate amount of (x) any distributions in respect of the Borrower's Capital Stock permitted under clause (i) above and (y) any repayments of Indebtedness of the Borrower to Parent described under clause
(ii) above shall not exceed the amount thereof permitted under Section 5.9 and
Section 6.3.

         (e) EXTENSION OF MATURITY DATE. The Maturity Date may be extended to the Extended Maturity Date at the election of the Borrower, subject to the following conditions (the first date upon which all such conditions have been satisfied being referred to herein as the "Extension Date"):

                  (A) on any Business Day between April 1, 2006 and April 1, 2007, the Borrower shall have delivered to the Bank a notice that the Borrower wishes to extend the Maturity Date to the Extended Maturity Date (an "Extension Notice");

                  (B) following the receipt of such Extension Notice, the Bank shall conduct an appraisal of the Mortgaged Property and (i) if the Bank is satisfied, in its reasonable judgment, that the aggregate principal amount of the Term Loans then outstanding does not exceed 45% of the Appraised Value of the Mortgaged Property at such time, the Bank shall so notify the Borrower; and
(ii) in the event the aggregate principal amount of the Term Loans then outstanding exceeds 45% of the Appraised Value of the Mortgaged Property, the Borrower shall, within five Business Days of written notification from the Bank of such occurrence, either (1) make a prepayment of the Term Loans in an aggregate amount such that the outstanding principal balance of the Term Loans after giving effect to such prepayment does not exceed 45% of the Appraised Value of the Mortgaged Property or (2) provide Bank with written notice of Borrower's withdrawal of the Extension Notice;

                  (C) no Default or Event of Default shall have occurred and be continuing at the time of the Borrower's Extension Notice or on the Extension Date, including, without limitation, the failure to comply with the provisions of Section 5.10(b);

PROVIDED, HOWEVER, that, notwithstanding the occurrence of the Extension Date, the extension of the Maturity Date to the Extended Maturity Date shall not be effective until the Borrower pays to the Bank the fee provided in, and reimburses to the Bank its expenses required by, Section 2.5(b).


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SECTION 2.2.             EVIDENCE OF INDEBTEDNESS;
                         REPAYMENT OF TERM LOAN.

         (a) NOTE. The Borrower shall execute and deliver to the Bank on the Closing Date a Note evidencing the Term Loans from time to time outstanding hereunder.

         (b) LOAN ACCOUNT. The Bank shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to the Bank resulting from the Term Loans owing to the Bank from time to time, including the amount of principal and interest payable and paid to the Bank from time to time hereunder and under the Note.

         (c) REPAYMENT OF THE TERM LOANS. The Borrower shall make monthly principal payments in respect to the Term Loans on the last Business Day of each calendar month in the aggregate monthly installment of $416,666.67, commencing on the last Business Day of the calendar month in which the Closing Date occurs, and continuing up to and including the calendar month immediately prior to the Maturity Date, with a final installment consisting of all the remaining unpaid principal due and payable in full on the Maturity Date.

         (d) PREPAYMENTS. In addition to the scheduled payments on the Term Loans, the Borrower may make the voluntary prepayments of principal of the Term Loans pursuant to Section 2.6 and shall make the mandatory prepayments of principal of the Term Loans prescribed in the Deed of Trust. Any amount paid in respect of the Term Loans may not be reborrowed.

SECTION 2.3.             INTEREST; INTEREST PAYMENTS.

         (a) INTEREST. Each Term Loan shall bear interest on the unpaid principal amount thereof, from and including the date of the making of such Term Loan to and excluding the due date or the date of any repayment in full thereof, at the following rates per annum: (i) for so long as and to the extent that such Term Loan is a Prime Rate Loan, at the Prime Rate (as in effect from time to time) for each day on which all or any portion of a Loan is a Prime Rate Loan; and (i) for so long as and to the extent that such Term Loan is a LIBOR Loan, at the LIBOR for each day during each Interest Period applicable thereto PLUS 2.00%. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within the Bank.

         (b) INTEREST PAYMENTS. Accrued interest shall be payable in arrears (i) on the last day of each calendar month; (ii) in the case of any interest accrued at the rate specified in Section 2.3(c) below, on demand; and (iii) when the Loans shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise).

         (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in Section 2.3(a) or elsewhere herein, if all or a portion of the principal of any Term Loan or any interest thereon or any other amount that is due and payable hereunder or under any other Loan Document is not paid when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay


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interest on such overdue amount of the principal of such Term Loan, interest or other amount owing to the Bank hereunder or under any other Loan Document, on demand from time to time, to the extent permitted by law, (i) in the case of overdue principal, at the rate otherwise applicable to the Prime Rate Loans or LIBOR Loans, as the case may be, PLUS two percent (2%) per annum and (ii) in the case of all other amounts owing to the Bank, at a rate per annum equal to the Prime Rate PLUS two percent (2%), in each case, from and including such date of non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

         (d) COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Term Loan, the first day of any applicable Interest Period shall be included and the last day of such Interest Period shall be excluded.

SECTION 2.4.             CONVERSION/CONTINUATION; LIBOR PROVISIONS.

         (a) CONVERSION OR CONTINUATION. (i) The Borrower shall have the option
(A) at any time, to convert all or any part of outstanding Prime Rate Loans to LIBOR Loans; (B) on the last day of the Interest Period applicable thereto, (1) to convert all or any part of outstanding LIBOR Loans to Prime Rate Loans, or
(2) continue all or any part of outstanding LIBOR Loans as LIBOR Loans, and the succeeding Interest Period of such continued LIBOR Loans shall commence on last day of the then current Interest Period; PROVIDED, HOWEVER, no outstanding Term Loan (or portion thereof) may be continued as, or be converted into, a LIBOR Loan if (x) the continuation of, or the conversion into, would violate any of the provisions of this Section 2.4 or (y) an Event of Default or Default has occurred and is continuing.

         (ii) To convert or continue all or any part of any Term Loan (or portion thereof) under Section 2.4(a)(i), the Borrower shall deliver a Notice of Conversion/Continuation (a "Notice of Conversion/Continuation") to the Bank no later than 11:00 a.m. (Los Angeles time) at least (x) one Business Day in the case of the conversion into a Prime Rate Loan or (y) three (3) Business Days in the case of conversion into or continuation as a LIBOR Loan, advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the principal amount of the Term Loan (or portion thereof) to be converted or continued, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) whether the Term Loan (or portion thereof) shall be converted or continued, and (D) in the case of a conversion into, or continuation of, a LIBOR Loan, the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Bank telephonic notice of any proposed conversion/continuation by the time required under this Section, and such notice shall be confirmed in writing delivered to the Bank promptly (but in no event later than 3:00 p.m. (Los Angeles time) on the same day). Any Notice of Conversion/Continuation for conversion to, or continuation of, any Term Loan (or any portion thereof) (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.


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         (b) CHANGES; LEGAL RESTRICTIONS. If after the date hereof the Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over the Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

         (i) subjects the Bank to charges (other than Taxes) in respect of the Term Loans or in respect of the Bank's Incremental Term Loan Commitment or changes the basis of taxation of payments to the Bank of principal, fees, interest, or any other amount payable hereunder with respect to LIBOR Loans; or

         (ii) imposes, modifies, or holds applicable, any reserve (other than reserves taken into account in calculating the LIBOR), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Bank;

and the result of any of the foregoing is to increase the cost to the Bank of making, converting or continuing any portion of a Term Loan as a LIBOR Loan, or reduce any amount receivable thereunder; then, in such case, the Borrower shall, within fourteen (14) days after written demand by the Bank, pay to the Bank from time to time as specified by the Bank, such amount or amounts as may be necessary to compensate the Bank (in the form of an increased rate of, or different method of calculating, interest or otherwise) for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand (it being agreed that such summary, showing in reasonable detail the basis for the calculation of such compensation, shall, absent clearly demonstrable error, be final and conclusive and binding on the Borrower).

         (c) CONFIRMATION OF LIBOR. Upon the reasonable request of the Borrower from time to time, the Bank shall promptly provide to the Borrower such information with respect to the applicable LIBOR as may be so requested.

         (d) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that at least one (1) Business Day before any Interest Period in which any Term Loan (or portion thereof) is to be converted into, or made or continued as, a LIBOR Loan:

         (i) the Bank determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed; or

         (ii) the Bank determines that Dollar deposits in the outstanding principal amount of any portion of a Term Loan at such time are not generally available in the London interbank market for a period equal to such proposed Interest Period;


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then the Bank shall forthwith give written notice thereof to the Borrower, whereupon (until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have such Term Loan (or portion thereof) bear interest based upon the LIBOR shall be suspended and any LIBOR Loan shall be converted into a Prime Rate Loan on the last day of the then current Interest Period therefor.

         (e) ILLEGALITY. (i) If at any time the Bank determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the conversion into, or the making or continuation of, a LIBOR Loan has become unlawful or impermissible by compliance by the Bank with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, the Bank may give notice of that determination, in writing, to the Borrower.

         (ii) When notice is given by the Bank under this Section, the Borrower's right to request from the Bank and the Bank's obligation, if any, to make, convert or continue any Term Loan (or a portion thereof) as a LIBOR Loan shall be immediately suspended, and the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Bank, convert any LIBOR Loan into a Prime Rate Loan.

         (iii) If at any time after the Bank gives notice under this Section the Bank determines that it may lawfully make LIBOR Loans, the Bank shall promptly give notice of that determination, in writing, to the Borrower. The Borrower's right to request, and the Bank's obligation, if any, to convert to or make or continue a LIBOR Loan shall thereupon be restored.

         (f) COMPENSATION. In addition to all amounts required to be paid by the Borrower pursuant to this Agreement, the Borrower shall compensate the Bank, within fourteen (14) days after written demand by the Bank, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain the LIBOR Loans to the Borrower) which the Bank may sustain (i) if for any reason a Borrowing, conversion into, or continuation of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to this Section 2.4, including, without limitation, pursuant to Section 2.4(d), (ii) if for any reason a LIBOR Loan is prepaid (including, without limitation, mandatorily pursuant to Section 2.6) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a LIBOR Loan to a Prime Rate Loan as a result of any of the events indicated in Section 2.4(d) or (e), or (iv) as a consequence of any failure by the Borrower to repay the any LIBOR Loan when required by the terms hereof. The Bank shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to the Bank, absent manifest error.


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SECTION 2.5.             FEES.

         (a) INCREMENTAL TERM LOAN COMMITMENT FEE. The Borrower shall pay to the Bank on the Closing Date a commitment fee equal to $67,625 PLUS all reasonable out-of-pocket costs and expenses of the Bank (including, without limitation, (i) disbursements and reasonable fees of outside legal counsel to the Bank and (ii) expenses incurred by the Bank in connection with any appraisal of the Mortgaged Property and the review of existing environmental reports with respect thereto) incurred in connection with this Agreement.

         (b) MATURITY DATE EXTENSION FEE. In the event that the Maturity Date is extended to the Extended Maturity Date pursuant to Section 2.1(f), the Borrower shall pay to the Bank on the Extension Date, a maturity extension fee equal to fifteen one-hundredths of one percent (0.15%) of the aggregate principal amount of the Term Loans outstanding at such time plus any and all out-of-pocket costs and expenses of the Bank (including, without limitation, (i) disbursements and reasonable legal fees of outside legal counsel to the Bank and (ii) expenses incurred by the Bank in connection with any appraisal of, or updates to title insurance in respect of, the Mortgaged Property initiated pursuant to such extension of the Maturity Date provided that such appraisal costs shall not exceed $10,000) incurred by the Bank in connection with the extension of the Maturity Date.

         (c) CALCULATION AND PAYMENT OF FEES. The Fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All Fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Bank's Account in accordance with Section 2.7 except as otherwise provided by the Bank in writing.

SECTION 2.6.             REDUCTION OF THE COMMITMENT; PREPAYMENTS.

         (a) VOLUNTARY REDUCTIONS. The Borrower, upon at least three (3) Business Days' prior written notice to the Bank, shall have the right, from time to time, to terminate in whole or permanently reduce in part the Incremental Term Loan Commitment. Any partial reduction of the Incremental Term Loan Commitment shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Any notice of termination or reduction given to the Bank under this Section shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

         (b) VOLUNTARY PREPAYMENTS. Subject to this Section, the Borrower may, at its option, at any time or from time to time, prepay the Term Loans in whole or in part, without premium or penalty, PROVIDED that (a) any prepayment shall be in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof (or, alternatively, the whole amount of Term Loans then outstanding) and (b) any prepayment of a LIBOR Loan shall be made only together with amounts payable pursuant to Section 2.4(f).


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SECTION 2.7.             MANNER OF PAYMENT.

         (a) Except as otherwise expressly provided, the Borrower shall make each payment under the Loan Documents to the Bank in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or Taxes, by depositing such payment in the account specified by the Bank from time to time not later than 10:00 a.m. (Los Angeles time) on the due date thereof. Any payments received after 10:00 a.m. (Los Angeles time) on any Business Day shall be deemed received on the next succeeding Business Day.

         (b) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall instead be made on the next succeeding Business Day, together with interest accrued during the period of such extension.

         (c) APPLICATION OF PAYMENTS. (i) Subject to the provisions of paragraph
(ii) below and except as otherwise provided herein, all payments in respect of the Term Loans shall be applied FIRST to outstanding Prime Rate Loans and then to outstanding LIBOR Loans, in each case, in the inverse order of termination of Interest Periods applicable thereto.

         (ii) After the occurrence and during the continuance of an Event of Default, the Bank may, and shall upon the acceleration of the Obligations, apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

                  (A) FIRST, to pay Obligations in respect of any expense reimbursements, indemnities and other similar amounts then due to the Bank, including without limitation, any amounts in respect of cash management services provided to the Borrower and its Subsidiaries by the Bank in connection with this Agreement;

                  (B) SECOND, to pay Obligations in respect of any Fees then due to the Bank;


                  (C) THIRD, to pay interest due in respect of the Term Loans;
and

                  (D) FOURTH, to pay or prepay principal outstanding on Term Loans.

         The order of priority set forth above may at any time and from time to time be changed by the Bank without necessity of notice to or consent of or approval by the Borrower or any other Person.

         (d) PAYMENTS SET ASIDE. To the extent the Bank receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, setoff, as proceeds of Collateral or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be


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revived and continue in full force and effect, together with all Collateral security therefor, as if such payment had not been received by the Bank.

         (e) AUTOMATIC DEBIT. The Borrower authorizes the Bank to collect all principal, interest and fees due under this Agreement and any other Loan Document by charging Borrower's demand deposit account number 4375-672300 with the Bank, or any other demand deposit account maintained by the Borrower with the Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

SECTION 2.8.             REGULATORY CHANGES.

         (a) CAPITAL COSTS. If a Regulatory Change regarding capital adequacy (including the adoption or becoming effective of any treaty, law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards") has or would have the effect of reducing the rate of return on the capital of or maintained by the Bank or any company controlling the Bank as a consequence of any Term Loan (or portion thereof) or other obligations hereunder and other commitments of this type to a level below that which the Bank or company could have achieved but for such Regulatory Change (taking into account the Bank's or company's policies with respect to capital adequacy), then the Borrower shall from time to time pay to the Bank, within 10 days after request by the Bank, such additional amounts as the Bank determines to be sufficient to compensate the Bank or company for such reduction in return, to the extent the Bank or such company determines such reduction to be attributable to the existence, issuance or maintenance of any Term Loan (or a portion thereof) or other obligations for the account of the Borrower. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand (it being agreed that such summary, showing in reasonable detail the basis for the calculation of such compensation, shall, absent clearly demonstrable error, be final and conclusive and binding on the Borrower).

         (b) TAXES. (i) If the Borrower is required by Applicable Law to make any deduction or withholding in respect of any Taxes (other than Excluded Taxes) from any amount payable under any Loan Document to or for the account of the Bank, the Borrower shall pay to or for the account of the Bank, on the date such amount is payable, such additional amounts as the Bank reasonably determines may be necessary so that the net amounts received by it or for its account, in the aggregate, after all applicable deductions or withholdings, shall equal the amount that the Bank would have been entitled to receive if no deductions or withholdings were made. "Excluded Taxes" means, with respect to any payment to the Bank, any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of the Bank by the jurisdiction in which it is incorporated, maintains its principal executive office or in which its agent's office is located.

         (ii) If the Bank is required by law to make any payment on account of Taxes (other than Excluded Taxes) on or in relation to any sum received or receivable by it under any Loan


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Document, or any liability for Taxes (other than Excluded Taxes) in respect of any such payment is imposed, levied or assessed against the Bank, then the Borrower shall pay when due such additional amounts as the Bank reasonably determines to be necessary so that the amount received by it, less any such Taxes paid, imposed, levied or assessed, including any Taxes (other than Excluded Taxes) imposed on such additional amounts, shall equal the amount that the Bank would have been entitled to retain in the absence of the payment, imposition, levy or assessment of such Taxes.

SECTION 2.9.             COLLATERAL.

         As security for all the Obligations, (a) the Borrower shall (i) grant to the Bank a first priority Lien on the Mortgaged Property pursuant to the Deed of Trust and (ii) grant to the Bank a first priority Lien on all the Capital Stock of each of its Subsidiaries pursuant to the Borrower Pledge Agreement and
(b) Parent shall grant to the Bank a first priority Lien on all of the Capital Stock of the Borrower pursuant to the Parent Pledge Agreement.

         All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust, assignments of leases and rents and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all out-of-pocket costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and out-of-pocket costs of appraisals, audits and title insurance.

SECTION 2.10.            GUARANTIES.

         The Obligations of the Borrower to the Bank shall be guaranteed in full by LA Turf Club as evidenced by and subject to the terms of the Subsidiary Guaranty.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower makes the following representations and warranties to the Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of the Obligations:

SECTION 3.1.             ORGANIZATION, POWERS AND GOOD STANDING.

         The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority and the legal right to own and operate its properties, to carry on its business as heretofore conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The Borrower and each of its Subsidiaries is duly qualified to do business and in good standing


                                       24

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in each jurisdiction in which it owns or operates any material property or conducts any business or in which it otherwise is required by law to be so qualified, except any jurisdictions where any failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.2.             AUTHORIZATION, BINDING EFFECT, NO CONFLICTS.

         (a) AUTHORIZATION. The execution, delivery and performance by the Borrower and each of its Subsidiaries of each Loan Document to which they are a party have been duly authorized by all necessary corporate or other action on the part of such Person. Each such Loan Document has been duly executed and delivered by the Borrower and each of its Subsidiaries party thereto and is the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

         (b) NO CONFLICT. The execution, delivery and performance by any of the Borrower or its Subsidiaries of each Loan Document to which they are a party, and the consummation of the transactions contemplated thereby, do not (a) violate any provision of the charter or other organizational documents of such Person, (b) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any Contractual Obligation of the Borrower or any of its Subsidiaries, or violate any Applicable Law binding on the Borrower or any of its Subsidiaries, except where such violation, conflict, breach, or default could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon any asset of the Borrower or any of its Subsidiaries, or any income or profits therefrom, except for Liens in favor of the Bank under the Loan Documents.

         (c) GOVERNMENTAL APPROVALS. Except for filings and recordings in connection with the perfection of Liens created by the Loan Documents, no Governmental Approval is or will be required in connection with the execution, delivery and performance by the Borrower or any of its Subsidiaries of any Loan Document to which it is a party or the transactions contemplated thereby or to ensure the legality, validity or enforceability thereof.

SECTION 3.3.             SUBSIDIARIES; CAPITAL STOCK.

         (a) SUBSIDIARIES. Each Subsidiary of the Borrower, the authorized and issued Capital Stock of each such Subsidiary and the record and beneficial owner of such Capital Stock are identified in Schedule 3.3, as amended from time to time. All of the outstanding shares of Capital Stock of each of the Subsidiaries of the Borrower have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any Liens. Except as disclosed in
Schedule 3.3, as amended from time to time, there are not outstanding any securities convertible into or exchangeable for shares of Capital Stock of any of the Subsidiaries of the Borrower, or any options, warrants or other rights to purchase any such Capital Stock, or any


                                       25

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commitments of any kind for the issuance of additional shares of such Capital
Stock or any such convertible or exchangeable securities or options, warrants or rights to purchase such Capital Stock. Except as disclosed in Schedule 3.3, neither the Borrower nor any of its Subsidiaries is a party to any agreement with respect to the issuance, voting or sale of issued or unissued shares of Capital Stock of any Subsidiary.

         (b) BORROWER CAPITAL STOCK. As of the Closing Date, (i) the authorized and outstanding Capital Stock of the Borrower is as set forth in Schedule 3.3 and (ii) all outstanding shares of such Capital Stock are duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record as set forth in Schedule 3.3, free and clear of all Liens.

SECTION 3.4.             LITIGATION.

         Except as disclosed in Schedule 3.4, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of their properties that
(a) if adversely determined, individually or in the aggregate, could have a Material Adverse Effect, or (b) draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby.

SECTION 3.5.             CORRECTNESS OF FINANCIAL STATEMENT.

         The internally prepared consolidated financial statement of the Borrower and its Subsidiaries dated June 30, 2004, a true copy of which has been delivered by the Borrower to the Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis and (b) has been prepared in accordance with GAAP consistently applied. Since the date of such financial statement there has been no Material Adverse Change in the financial condition of the Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except (i) in favor of the Bank, (ii) Permitted Liens or (iii) as otherwise permitted by the Bank in writing.

SECTION 3.6.             AGREEMENTS; APPLICABLE LAW.

         (a) Neither the Borrower nor any of its Subsidiaries is in violation of or in default under its charter or bylaws or any of its Contractual Obligations, except where such violation or default could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) Except as disclosed in Schedule 3.6, the Borrower and its Subsidiaries are in material compliance with all Applicable Laws and the use of the Track and operation of the Racetrack Business are in material compliance with all Applicable Laws relating thereto including, without limitation, the regulations and requirements of the California Horse Racing Board, and, to the Borrower's knowledge, it has not received any notice of non-compliance with Applicable Laws.


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SECTION 3.7.             INCOME TAX RETURNS.

         All United States federal income tax returns and all other material tax returns required to be filed by the Borrower or any of its Subsidiaries have been filed and all Taxes due pursuant to such returns have been paid, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. To the knowledge of the Borrower, there have not been asserted or proposed to be asserted any Tax deficiency against the Borrower or any of its Subsidiaries (except deficiencies that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) that is not reserved against on the financial books of the Borrower or such Subsidiary, as the case may be.

SECTION 3.8.             GOVERNMENTAL REGULATIONS.

         Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by or principal underwriter of such a company, or (b) subject to regulation under the Public Utility Holding Company Act of 1935 or to any federal or state, statute or regulation limiting its ability to incur Debt for money borrowed (other than the Margin Regulations).

SECTION 3.9.             MARGIN REGULATIONS.

         Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by the Borrower or any of its Subsidiaries constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Borrower and its Subsidiaries.

SECTION 3.10.            TITLE TO PROPERTY.

         Except as disclosed on Schedule 3.10, each of the Borrower and its Subsidiaries has good title to or valid and subsisting leasehold interests in all of its property reflected in its books and records as being owned or leased by it. No such property is subject to any Lien, other than Permitted Liens.

SECTION 3.11.            ENVIRONMENTAL CONDITION.

         Except as disclosed in Schedule 3.11:

         (a) The Mortgaged Property and any other real property owned by the Borrower or any of its Subsidiaries and, to the Borrower's knowledge, each property adjacent thereto, is free from contamination from any Hazardous Materials, except contamination that, individually or in the aggregate, could not reasonably be expected to result in the payment of a Material Environmental Amount. Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any prior owner or other user of the Mortgaged Property or any other real


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property owned by the Borrower or any of its Subsidiaries or any such adjacent property has caused or suffered any Environmental Damages in connection with such real property, such adjacent property or the business or operations of the Borrower or its Subsidiaries, except for (i) Environmental Damages that could not reasonably be expected to, individually or in the aggregate, result in the payment of a Material Environmental Amount or (ii) Environmental Damages that have been remediated prior to the Closing Date in accordance with Applicable Law.

         (b) Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any prior owner or other user of the Mortgaged Property or any other real property owned by the Borrower or any of its Subsidiaries or any adjacent property has received notice of any actual or alleged violation of Environmental Requirements, or notice of any actual or alleged liability for Environmental Damages in connection with such real property or such adjacent property or the business or operations of the Borrower, except for violations and liabilities that (i) could not reasonably be expected, individually or in the aggregate, to result in the payment of a Material Environmental Amount or (ii) have been remediated or paid, as the case may be, prior to the Closing Date. There exists no order, judgment or decree, and there is not pending or, to the knowledge of the Borrower, threatened, any action, suit, proceeding or investigation relating to any actual or alleged liability arising out of the presence or suspected presence of Hazardous Material, any actual or alleged violation of Environmental Requirements or any actual or alleged liability for Environmental Damages in connection with the Mortgaged Property or any other real property owned by the Borrower or any of its Subsidiaries or the business or operations of the Borrower or its Subsidiaries (except for Environmental Damages that have not had and could not reasonably be expected to, individually or in the aggregate, result in the payment of a Material Environmental Amount).

SECTION 3.12.            ABSENCE OF CERTAIN RESTRICTIONS.

         Except as disclosed in Schedule 3.12, neither the Borrower nor any of its Subsidiaries is subject to any Contractual Obligation that restricts or limits the ability of any Subsidiary to (a) make Restricted Payments to the Borrower, (b) pay Indebtedness owed the Borrower or any Subsidiary thereof, (c) make any loans or advances to the Borrower or (d) except as provided in Contractual Obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Borrower.

SECTION 3.13.            LABOR MATTERS.

         There are no material strikes or other labor disputes pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries. Except as set forth in Schedule 3.13, there are no collective bargaining agreements to which the Borrower or any of its Subsidiaries is a party.


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SECTION 3.14.            TRANSACTIONS WITH AFFILIATES.

         As of the Closing Date, except as disclosed in Schedule 3.15 and except for transactions on arm's length terms pursuant to which the Borrower or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.15.            DISCLOSURE.

         The information in each document, certificate or written statement furnished to the Bank by or on behalf of the Borrower or any of its Subsidiaries with respect to the business, assets, prospects, results of operation or financial condition of the Borrower of such Subsidiary or use in connection with the transactions contemplated by this Agreement at the time of delivery thereof, was true and correct in all material respects and did not omit, when considered as a whole, any material fact necessary in order to make the statements made not misleading, in light of the circumstances under which they were made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements.

SECTION 3.16.            NO SUBORDINATION.

         There is no agreement, indenture, contract or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries may be bound that requires the subordination in right of payment of any of the Obligations to which the Borrower or such Subsidiary is obligated to make payment with respect to under this Agreement or any other Loan Document.

SECTION 3.17.            LICENSES, PERMITS, FRANCHISES.

         The Borrower and each of its Subsidiaries possesses all Governmental Approvals (other than Governmental Approvals which the failure to obtain could not, either individually or in the aggregate, have a Material Adverse Effect) that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and is not in material violation thereof. Without limitation, the Borrower and its Subsidiaries possess, and will hereafter possess (i) all governmental permits, consents, approvals, franchises, licenses and approvals relating to the use or occupancy of the Track and operation of the Racetrack Business, including a Racing License that permits, together with a Racing License


                                       29

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obtained by Oak Tree for the 2004/2005 racing season, no less than 100 Racing
Days at the Track for the 2004/2005 racing season, and all gaming permits and licenses, racing licenses, certificates of occupancy, certificates of compliance, food handlers permits, liquor licenses, and any certificates of unofficial bodies that may be required or customary for the conduct of the Racetrack Business and (ii) rights to all trademarks, trade names, patents, and fictitious names, if any, in each case, necessary to enable the Borrower and its Subsidiaries to conduct the Racetrack Business or any other business in which the Borrower or any of its Subsidiaries is currently engaged in compliance with applicable law.

SECTION 3.18.            ERISA.

         The Borrower is, and all ERISA Affiliates are, in compliance in all material respects with all applicable provisions of the ERISA; neither the Borrower nor any ERISA Affiliate has violated any provision of any Plan; no Reportable Event has occurred and is continuing with respect to any Plan initiated by the Borrower or any ERISA Affiliate; the Borrower and all ERISA Affiliates have met their minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 3.19.            MORTGAGED PROPERTY.

         Except as disclosed by the Borrower to the Bank in writing prior to the date hereof, with respect to the Mortgaged Property:

         (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.

         (b) None of the improvements which were included for purpose of determining the appraised value of any such real property lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property.

         (c) There is no pending, or to the best of the Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

SECTION 3.20.            LEASES.

         Schedule 3.21 lists all material leases or subleases to which the Borrower or any Subsidiary, as of the Closing Date, is a lessor or sublessor and affecting any portion of the Mortgaged Property, the operation of the Racetrack Business or any other business of the Borrower and its Subsidiaries as presently conducted (collectively, the "Leases").


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                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.1.             CLOSING CONDITIONS.

         The occurrence of the Closing Date and the obligation of the Bank to make the Initial Term Loan is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) APPROVAL OF BANK COUNSEL. All legal matters incidental to the extension of credit by the Bank shall be satisfactory to the Bank's counsel.

         (b) CERTAIN DOCUMENTS. The Bank shall have received the documents listed in Schedule 4.1 all of which shall be in form and substance satisfactory to the Bank.

         (c) FEES AND EXPENSES PAID. The Borrower shall have paid (i) all Fees due on or before the Closing Date and (ii) all expenses of the Bank which the Borrower has agreed herein to pay and for which the Borrower shall have been billed on or before the Closing Date.

         (d) ABSENCE OF LITIGATION EVENTS. There has not been issued any injunction, order or decree that prohibits or limits any of the transactions contemplated by the Loan Documents and there shall not be any action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, currently threatened against the Borrower or any of its Subsidiaries that (i) draws into question the validity, legality or enforceability of any Loan Document or the ability of any such Person to consummate the transactions contemplated thereby or (ii) might result, either individually or in the aggregate, in any Material Adverse Change.

         (e) APPROVALS. All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Bank, advisable in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby and under the other Loan Documents shall have been obtained and be in full force and effect.

         (f) LIEN SEARCHES. The Bank shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrower and/or its Subsidiaries are located, and such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens and Liens discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Bank.

         (g) ENVIRONMENTAL MATTERS. (i) The Bank shall have received and reviewed the "Phase I Environmental Site Assessment" dated February 10, 2003 and the "Updated Phase I Environmental Site Assessment" dated October 1, 2004, each prepared by Environmental Resources Management (collectively, the "Closing Date Environmental Report") and the Bank shall be reasonably satisfied with the nature of any environmental hazards or liabilities, and the anticipated costs of any remedial actions, noted therein and with the Borrower's remediation plans with respect thereto.


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         (ii) The Bank shall have received from Environmental Resource
Management an original executed copy of the Closing Date Environmental Report and a letter executed by Environmental Resource Management authorizing the Bank to rely on the assessments and other determinations set forth therein.

         (h) APPRAISALS. The Bank shall have obtained an appraisal of the Mortgaged Property, and all improvements thereon, issued by an appraiser acceptable to the Bank and in form and substance reasonably satisfactory to Bank.

         (i) TITLE INSURANCE. The Bank shall have received an ALTA Policy of Title Insurance, with such endorsements as the Bank may reasonably require, issued by First American Title Insurance Company or another company and in form and substance satisfactory to Bank, in an amount equal to the aggregate principal amount of the Term Loans that may be advanced hereunder, insuring the Bank's Lien on the Mortgaged Property to be of first priority, subject only to such exceptions as the Bank shall approve in its discretion (the "Loan Policy"), with all costs thereof to be paid by Borrower.

         (j) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including the Deed of Trust and any Uniform Commercial Code financing statement) required by the Loan Documents or under law or reasonably requested by the Bank to be filed, registered or recorded in order to create in favor of the Bank a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall be in proper form for filing, registration or recordation.

         (k) ENVIRONMENTAL PERMITS. The Bank shall have received an officer's certificate in form and substance satisfactory to the Bank certifying that the Borrower and its Subsidiaries possess all material environmental permits necessary for the conduct of their businesses and that copies of all such permits have been provided to the Bank.

         (l) CERTIFICATIONS; LICENSES; MISC.. The Bank shall have received an officer's certificate in form and substance satisfactory to the Bank certifying
(i) that the Borrower and its Subsidiaries possess (A) a Racing License for the 2004/2005 racing year and (B) all permits or licenses (except for permits or licenses which the failure to obtain would not have a Material Adverse Effect) specified in Section 3.17 and (ii) that the attached promissory notes are true, correct and complete copies of all promissory notes evidencing Subordinated Debt owing by the Borrower to the Parent.

         (m) LEASES. With respect to the Leases to be assigned under the Deed of Trust or any other Loan Document, the Borrower or the applicable Subsidiary has obtained all consents from third parties required in order to make valid and enforceable assignments of such Leases.

         (n) BALANCE SHEET OF MID. The Bank shall have received from the Borrower a copy of the annual report to shareholders of MID, which shall include a consolidated balance sheet of MID and its Subsidiaries as of December 31, 2003.


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         (o) BUSINESS PLAN. The Bank shall have received a report from the
Borrower, which shall include (i) a historical review of the Borrower's business and operations and (ii) a three year business plan for the Borrower and its Subsidiaries (including projected financial results for such period), in form and substance satisfactory to the Bank.

         (p) INSURANCE. Within five Business Days of the Closing Date, the Bank shall have received insurance certificates satisfying the requirements of this Agreement and the Loan Documents.

         (q) OPINION OF COUNSEL. The Bank shall have received an opinion of counsel, in form and substance satisfactory to the Bank and its counsel.

         (r) NOTICE OF BORROWING. The Borrower shall have delivered to the Bank a Notice of Borrowing (or telephonic notice in lieu thereof).

         (s) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

         (t) NO DEFAULT. No Default or Event of Default shall exist or result from the making of the Initial Term Loan or any other action contemplated by this Agreement or any other Loan Document.

         (u) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of the financial statements referred to in Section 3.5 and no material adverse change shall have occurred in the Applicable Laws affecting the Bank or the Borrower.

         (v) DOCUMENTATION. The Bank shall have received all additional documents which it reasonably may request in connection with such the making of the Initial Term Loan or any other transaction contemplated by this Agreement or any other Loan Document.

SECTION 4.2.               CONDITIONS PRECEDENT TO INCREMENTAL
                           TERM LOANS.

         The obligation of the Bank to make any Incremental Term Loan on any date shall be subject to the fulfillment to Bank's satisfaction of all of the following conditions precedent:

         (a) SATISFACTION OF CLOSING CONDITIONS. The conditions precedent set forth in Section 4.1 shall have been satisfied or waived in writing by the Bank.

         (b) NOTICE OF BORROWING. The Borrower shall have delivered to the Bank, in accordance with the applicable provisions of this Agreement, a Notice of Borrowing.


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         (c) TERM LOAN PROMISSORY NOTE; REAFFIRMATION OF LOAN DOCUMENTS. Each
guarantor of the Term Loans then outstanding shall have delivered to the Bank a duly executed reaffirmation of its obligations under the Loan Documents to which each is a party after giving effect to the making of the proposed Incremental Term Loan.

         (d) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

         (e) NO DEFAULT. No Default or Event of Default shall exist or result from the making of the Incremental Term Loan or any other action contemplated by this Agreement or any other Loan Document.

         (f) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of the financial statements referred to in Section 3.5 and no material adverse change shall have occurred in the Applicable Laws affecting the Bank or the Borrower.

         (g) OFFICER'S CERTIFICATE. Bank shall have received a officer's certificate of the Borrower certifying (i) as to the satisfaction of the conditions set forth in Sections 4.2(c), (d) and (e) and (ii) that after giving effect to the making of the Incremental Term Loan the aggregate principal amount of the Term Loans outstanding does not exceed 45% of the Appraised Value of the Mortgaged Property.

         (h) APPRAISAL. If the Bank so elects, an appraisal of the Mortgaged Property, and all improvements thereon, issued by an appraiser acceptable to the Bank and in form and substance reasonably satisfactory to Bank, which appraisal shall confirm that the aggregate principal amount of the Term Loans outstanding after giving effect to the proposed Incremental Term Loan does not exceed 45% of the Appraised Value of the Mortgaged Property.

         (i) SATISFACTION OF CONDITIONS. Each Borrowing of an Incremental Term Loan shall constitute a representation and warranty by the Borrower as of the date of such Borrowing that the conditions contained in clauses (c) through (g) above have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants that so long as any portion of the Term Loans are outstanding, the Borrower shall, and shall cause each of its Subsidiaries to:

SECTION 5.1.             FINANCIAL STATEMENTS AND OTHER REPORTS.

         Deliver, or cause to be delivered, to the Bank:


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         (a) ANNUAL FINANCIAL REPORTS. As soon as practicable and in any event within 120 days after the end of each Fiscal Year, the consolidated (and consolidating) balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated (and, except as to statements of stockholders' equity, consolidating) statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated (and consolidating) figures for the previous Fiscal Year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by an unqualified report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Bank and (ii) in the case of such consolidating financial statements, certified by the chief financial officer of the Borrower as being fairly stated in all material respects when considered in relation to the audited consolidated financial statements of the Borrower and its Subsidiaries;

         (b) QUARTERLY FINANCIALS. As soon as practicable and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter of any Fiscal Year), an unaudited consolidated (and consolidating) balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income, stockholders' equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Borrower's chief financial officer as fairly presenting the consolidated financial condition of the Borrower and its Subsidiaries as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes;

         (c) SEC FILINGS OF THE PARENT. Promptly after the filing thereof with the SEC, all annual reports on Form 10-K and quarterly reports on Form 10-Q filed by the Parent with the SEC;

         (d) EVIDENCE OF COMPLIANCE WITH FINANCIAL COVENANTS. Together with each delivery of financial statements pursuant to clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower in substantially the form of Exhibit H hereto, duly completed and setting forth the calculations required to establish compliance with Sections 6.17 and 6.18 on the date of such financial statements;

         (e) EVENT OF DEFAULT. Within three Business Days after the Borrower becomes aware of the occurrence of any Default or Event of Default, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

         (f) NOTICE OF LITIGATION. Within three Business Days after the Borrower obtains knowledge of the threat or commencement of litigation or proceedings affecting the Borrower or any of its Subsidiaries, or of any material development in any pending or future litigation, (i) that alleges liability in excess of $1,000,000, (ii) in which injunctive or similar relief is sought that, if


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obtained could have a Material Adverse Effect or (iii) that questions the validity or enforceability of any Loan Document, notice providing reasonable details about the threat or commencement of such litigation or about such material development;

         (g) AUDIT REPORTS. Within three Business Days after receipt thereof, copies of all final reports or letters submitted to the Borrower by its independent certified public accountants in connection with each audit of the financial statements of the Borrower or its Subsidiaries made by such accountants, including any management report, which reports the Borrower agrees to obtain in connection with each of its annual audits;

         (h) BUSINESS PLAN. Within 90 days after the end of each Fiscal Year of the Borrower, a forecast for each of the next succeeding two Fiscal Years of the consolidated balance sheet and the consolidated results of operations and cash flow of the Borrower and its Subsidiaries, together with (i) an outline of the major assumptions upon which the forecast is based and (ii) a calculation in reasonable detail evidencing compliance with all covenants set forth herein on the basis of, and after giving effect to, such forecast;

         (i) ENVIRONMENTAL NOTICES. Within three Business Days after the receipt thereof by the Borrower, a copy of any notice, summons, citation or written communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of the Borrower or any of its Subsidiaries for Environmental Damages;

         (j) CORPORATE CHANGES. Within three Business Days after the occurrence of any change in the name or the organizational structure of Borrower, including amendments or other modifications to the Borrower's articles of incorporation or bylaws;

         (k) CANCELLATION OF INSURANCE. Within three Business Days after the occurrence of any termination or cancellation of any insurance policy which Borrower or any of its Subsidiaries is required to maintain pursuant to this Agreement or any other Loan Document, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $1,000,000;

         (l) BMO INDEBTEDNESS. Prior to the earlier of (x) three Business Days after the execution of any term sheet, letter of intent, commitment letter or any similar agreement evidencing an intent to refinance, replace or refund the Indebtedness evidenced by the BMO Credit Agreement or (y) twenty days prior to the anticipated effective date of any refinancing, restatement or refunding of the BMO Credit Agreement, written notice of the occurrence thereof, accompanied by a reasonably detailed description of the proposed transaction; and

         (m) OTHER INFORMATION. From time to time such additional information regarding the Borrower or any of its Subsidiaries or any of their respective businesses, assets, liabilities, prospects, results of operations or condition (financial or otherwise) as the Bank may reasonably request.


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SECTION 5.2.             RECORDS AND INSPECTION, ETC.

         Maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP and permit such Persons as the Bank may designate, at reasonable times and as often as may be reasonably requested, under reasonable circumstances, to (a) visit and inspect any of its properties, (b) inspect and copy its books and records, and (c) discuss with its officers and its independent accountants (so long as no Default or Event of Default has occurred and is continuing, with prior coordination through the Borrower), its business, assets, liabilities, prospects, results of operations or financial condition.

SECTION 5.3.             CORPORATE EXISTENCE, ETC.

         At all times preserve and keep in full force and effect its corporate existence and all material rights, franchises and other Governmental Approvals, PROVIDED, HOWEVER, that (a) the corporate existence of any Subsidiary may be terminated as contemplated and permitted by Section 6.6 and (b) the corporate existence of any Subsidiary may be terminated, and any such Governmental Approval may be terminated or not renewed, if such termination or nonrenewal, as the case may be, is determined by the Board of Directors of the Borrower to be in the best interest of the Borrower and is not disadvantageous in any material respect to the Bank.

SECTION 5.4.             PAYMENT OF TAXES.

         Pay and discharge all material Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, PROVIDED, HOWEVER, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrower and its Subsidiaries need not pay or discharge any such Tax so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

SECTION 5.5.             MAINTENANCE OF PROPERTIES.

         Maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted and subject to alterations made in connection with the renovations described in the business plan delivered to the Bank pursuant to Section 5.1(h)) all properties and other assets necessary to its business (including, without limitation, the Mortgaged Property and all improvements thereon), and from time to time the Borrower or the applicable Subsidiary shall make or cause to be made all appropriate repairs, renewals and replacements thereto, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.6.             MAINTENANCE OF INSURANCE.

         (a) Maintain with financially sound and reputable insurance companies satisfactory to the Bank, insurance in at least such amounts, of such character and against at least such risks as is maintained by the Borrower and each such Subsidiary on the date of this Agreement and


                                       37

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described in Schedule 5.6, or, if such insurance is not available on a commercially reasonable basis, with the Bank's prior written consent, such insurance, in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area. Such insurance shall include fire and extended coverage, public liability, property damage, workers' compensation, business interruption, flood (if the Bank determines that such insurance is required under Applicable Law) and such other coverage as the Bank may reasonably request, PROVIDED, HOWEVER, that the Bank shall not require the Borrower to obtain earthquake loss insurance.

         (b) In addition to any requirements under the Loan Documents, (i) all property loss or damage insurance policies with respect to any assets of the Borrower or any of its Subsidiaries shall contain lenders loss payable endorsements in favor of the Bank in form and substance satisfactory to it, which shall provide that all insurance proceeds (A) in excess of $2,000,000 or
(B) payable after the insurer has received written notice from the Bank that an Event of Default then exists (until a contrary notice is received), shall be payable directly to the Bank, PROVIDED that any business interruption insurance proceeds resulting from a business interruption of less than five (5) days shall be released to the Borrower, (ii) all insurance policies shall (A) provide that no cancellation, reduction in amount or material adverse change in coverage thereof shall be effective until at least 30 days after receipt by the Bank of written notice thereof, (B) insure the interests of the Bank regardless of any breach of or violation by the Borrower or any of its Subsidiaries or any other Person of any warranties, declarations or conditions contained therein, and (C) provide that the Bank shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by the Borrower or any of its Subsidiaries or any Subsidiary thereof in connection with obtaining of such insurance, and (iii) all business interruption and extra expense insurance shall name the Bank as a loss payee.

SECTION 5.7.             CONDUCT OF BUSINESS; POSSESSION OF LICENSES.

         (a) Engage only in the businesses in which the Borrower or such Subsidiary is engaged on the date hereof except for other businesses that are ancillary or incidental to its ongoing business as presently conducted or as contemplated in the business plan delivered pursuant to Section 4.1. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Applicable Law, all its Governmental Approvals and all its Contractual Obligations except to the extent any noncompliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) (i) Maintain all licenses, permits and other consents and approvals required with respect to the operation of the Racetrack Business; (ii) the LA Turf Club shall (A) maintain any then current Racing License, (B) promptly apply for a Racing License for each racing season subsequent to the 2004/2005 racing season, (iii) use its best efforts to obtain a valid Racing License for each such subsequent racing season in a timely fashion in accordance with customary practice within the industry and (iv) obtain a Racing License for each racing season that permits, together with any Racing License obtained by Oak Tree for such racing season, at least 100 Racing Days at the Track.


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SECTION 5.8.             ADDITIONAL GUARANTIES AND COLLATERAL.

         Upon the creation or acquisition after the date hereof of any Subsidiary, the Borrower shall, at the Bank's request, cause such Subsidiary to execute and deliver a Subsidiary Guaranty and the Borrower shall grant, or cause to be granted, a first priority Lien on all of the issued and outstanding Capital Stock of such Subsidiary pursuant to the Borrower Pledge Agreement, in each case in form and substance satisfactory to the Bank. The Borrower, at its own expense, shall execute and deliver, or cause to be executed and delivered, and thereafter cause to be registered, filed or recorded with the appropriate Governmental Authority, any and all documents and instruments deemed by the Bank to be necessary or desirable for the creation and perfection of the foregoing Liens and shall pay all Taxes and fees related to such registration, filing or recording.

SECTION 5.9.             SUBORDINATION OF OTHER INDEBTEDNESS.

         Cause all Intercompany Debt and Subordinated Debt to be subordinated to the prior payment in full in cash of the Obligations or the obligations under the Subsidiary Guaranty, as applicable, on terms of subordination satisfactory to the Bank; PROVIDED, HOWEVER, that as long as no Event of Default then exists,
(a) the Borrower and/or any of its Subsidiaries may pay such Intercompany Debt in the ordinary course of business consistent with past practice and (b) the Borrower may prepay Subordinated Debt owed from time to time by the Borrower to the Parent so long as (i) after giving effect to such prepayment not less than $30,000,000 aggregate principal amount of such Subordinated Debt remains outstanding and (ii) all other conditions to such prepayment set forth in
Section 6.3 hereof have been satisfied.

SECTION 5.10             ENVIRONMENTAL COMPLIANCE.

         (a) Comply, in all material respects with all Environmental Requirements and shall not cause or permit to exist on the Mortgaged Property and any other real property owned by the Borrower or any of its Subsidiaries any Hazardous Materials, unless the presence of such materials is necessary for the conduct of the business of the Borrower or its Subsidiaries, all necessary Governmental Approvals for such activity have been obtained and there is no material risk that any Environmental Damages could result from such activity.

         (b) Within six (6) months of the Closing Date (or twelve (12) months from the Closing Date, if the failure by the Borrower to perform within six (6) months of the Closing Date is based solely upon an un-affiliated third parties failure to perform or delays caused by Governmental Authorities), deliver to the Bank, in each case, in form and substance reasonably satisfactory to the Bank:

                  (i) with respect to the underground storage tank located in the boiler area of the Track, (A) an underground storage tank closure report documenting removal of the applicable underground storage tank and related pipelines and pumps; and (B) if any contamination is identified during the removal of the applicable underground storage tank and

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related pipelines and pumps, a "no further action letter" issued by the appropriate Governmental Authority;

                  (ii) with respect to the underground storage tanks located in the maintenance area of the Track, (A) copies of the underground storage tank registration documents for the corresponding underground storage tanks; (B) customary reports describing tightness tests conducted within the last 12 months on the corresponding underground storage tanks, such tests to demonstrate that the corresponding underground storage tanks and related pipelines and pumps are not leaking; (C) evidence that the monitoring system with respect to the underground storage tanks is operational and has not detected any releases, which evidence must be current within 30 days of the date such evidence is provided to the Bank for review; and (D) certification by an appropriate environmental consultant that the corresponding underground storage tanks and related pipelines, pumps and fill ports are in compliance with all current regulatory requirements; and

                  (iii) with respect to the staining referenced in the Closing Date Environmental Report, either (A) evidence that the stained materials have been sampled and, where appropriate, removed from the Track, together with copies of all regulatory approvals required in connection with such sampling and removal; or (B) a letter from Environmental Resource Management clarifying its conclusions with respect to the staining.

SECTION 5.11.            ERISA.

         Maintain and operate all Plans that are maintained and operated by the Borrower or any of its Subsidiaries so as to comply with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans to the extent that failure to comply with such provisions, regulations, interpretations and requirements have a Material Adverse Effect.

SECTION 5.12.            AGREEMENTS REGARDING REAL PROPERTY.

         (a) In the event that the Borrower finally acquires fee title to, or otherwise acquires the exclusive right, via easement or otherwise, of access over and use of, the Gate 1 Tract (as defined herein), or any portion thereof, following a final and nonappealable judgment with respect thereto, the Borrower shall (i) provide notice thereof to the Bank and shall, at its sole cost and expense and upon request of the Bank, execute in recordable form and cause to be recorded, if applicable, such amendments to this Agreement, the Deed of Trust, the Assignment of Leases and Rents and the other Loan Documents as the Bank may reasonably request to reflect the new legal description of the Mortgaged Property, and (ii) obtain, at its sole cost and expense, such available endorsements to the Loan Policy as the Bank may reasonably request insuring that the Gate 1 Tract and Parcels B1 and B2 are, or continue to be, as applicable, portions of the Mortgaged Property.

         (b) Whether or not such amendments are executed or delivered, immediately upon the effectiveness of the vesting of interests in the Gate 1 Tract and/or Parcel B1 or B2, or any


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portions thereof, in the Borrower as described above, and without any further action on the part of any party, the Deed of Trust shall be deemed to encumber any and all such real property.

         (c) As used herein, the "Gate 1 Tract" means that certain tract of land containing approximately 2.36 acres located adjacent to and southwesterly of the Mortgaged Property (along Huntington Drive) on which Entrance Gate #1 to the Racetrack currently is located and legally described as: Parcel 4 of Parcel Map No. 4626, in the City of Arcadia, County of Los Angeles, State of California, as per Map filed in Book 51, Page 50 of Parcel Maps, in the Office of the County Recorder of said County. As used herein, "Parcels B1 and B2" mean those easement parcels described as Parcels B1 and B2 in the Loan Policy.

         (d) The Bank shall release one or more parcels of real estate (collectively, the "Release Parcel") from the Lien of the Deed of Trust upon the written request of the Borrower and upon satisfaction of all of the following requirements:

                  (i) At the sole cost and expense of the Borrower, the Bank shall receive from First American Title Insurance Company (or if such company no longer exists, from another title insurance company acceptable to the Bank) such title insurance endorsements as are reasonably requested by the Bank to insure the continued priority and validity of the Lien of the Deed of Trust in respect of the remaining portion of the Mortgaged Property (the "Remainder Parcel");

                  (ii) At the time of the requested release, no Default or Event of Default shall have occurred and be continuing and the Borrower has provided to the Bank evidence of the satisfactory completion of the items described in
Section 5.10(b);

                  (iii) Prior to the release of the Release Parcel, the Borrower shall have notified the Bank in writing of the Borrower's intended use for the Release Parcel;

                  (iv) The Release Parcel shall not be necessary, in the reasonable determination of the Bank (such determination to be evaluated in the context of any common use agreements covering the Remainder Parcel and the Release Parcel), for the conduct of horseracing operations on the Remainder Parcel in substantially the manner such operations theretofore were conducted by Borrower and neither the release of the Release Parcel nor the Borrower's intended use of the Release Parcel shall, in the reasonable determination of the Bank, have a Material Adverse Effect on the horseracing operations conducted on the Remainder Parcel;

                  (v) The Bank shall have received evidence satisfactory to the Bank that: (x) the Release Parcel and the Remainder Parcel comply with all applicable subdivision laws and ordinances and, at the Borrower's sole cost, the Bank shall have received any title insurance endorsements to that effect which the Bank reasonably deems necessary; and (y) the Remainder Parcel will have or continue to have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in the Bank's reasonable determination, for the continued operation and maintenance thereof;


                                       41

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                  (vi) The Borrower shall, at its sole cost and expense, provide the Bank with an appraisal of the Remainder Parcel in form and substance reasonably satisfactory to the Bank and by an appraiser selected by the Bank;

                  (vii) As a condition precedent to the release of any Release Parcel, the outstanding aggregate principal amount of the Term Loans shall not exceed 45% of the value of the Remainder Parcel, as set forth in the appraisal performed pursuant to clause (vi) above; PROVIDED, that, in order to satisfy the condition set forth in this clause (vii), the Borrower shall have the right to prepay a portion of the Term Loans then outstanding in connection with the release of the Release Parcel; and

                  (viii) The Borrower shall pay all fees and costs in connection with the release of the Release Parcel, including recording and reconveyance fees and costs, and any fees and costs reasonably incurred by the Bank.

         (e) Anything contained herein or in any other Loan Document to the contrary notwithstanding, from and after the satisfaction of the conditions precedent set forth in the preceding clause (d):

                  (i) the Borrower may (A) execute and deliver a ground lease in respect of a Release Parcel; (B) sell or otherwise dispose of the Release Parcel; (C) subordinate its interest in a ground lease executed in respect of a Release Parcel; or (D) grant a Lien in its interests in the Release Parcel, so long as any and all obligations secured by such Lien or incurred in connection with such Lien are made expressly non-recourse to the Borrower and to each of its Subsidiaries;

                  (ii) the Borrower may burden the Remainder Parcel with covenants, conditions and restrictions, reciprocal easement agreements or similar instruments relating to the use and development of the Release Parcel so long as (A) such covenants, conditions and restrictions, reciprocal easement agreements and similar instruments do not materially interfere with the ordinary conduct of the business of the Borrower; and (B) such covenants, conditions and restrictions, reciprocal easement agreements and similar instruments are in form, scope and substance acceptable to the Bank in its reasonable discretion; and, in connection with such instruments, the Bank agrees to consent to, and will execute and deliver such documents required to effect, the subordination of the Lien of the Deed of Trust to such covenants, conditions and restrictions, reciprocal easement agreements and similar instruments, provided that the Bank shall have received evidence (including, without limitation, title endorsements) that the Lien and priority of the Deed of Trust shall otherwise remain unimpaired and unaffected by such subordination; and

                  (iii) an Affiliate of the Borrower (other than the Borrower or one of its Subsidiaries) may become a joint venture partner or other participant in the Person organized to develop the Release Parcel.


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                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that so long as any portion of the Term Loans remain outstanding, the Borrower will not, and will neither cause nor permit any of its Subsidiaries to:

SECTION 6.1.             INDEBTEDNESS.

         Incur, create, assume or permit to exist any Indebtedness, except:

         (a)      the Obligations;

         (b)      Intercompany Debt;

         (c)      Subordinated Debt;

         (d) Indebtedness existing on the date hereof and set forth in Schedule 6.1, and Indebtedness incurred to refinance such Indebtedness;

         (e)      Indebtedness under any Hedging Contract; and

         (f) Indebtedness consisting of purchase money Indebtedness incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures, PROVIDED that (i) the Indebtedness incurred shall not exceed 85% of the purchase price of the assets financed thereby and (ii) the aggregate principal amount of any Indebtedness incurred pursuant to this paragraph (f) during any Fiscal Year shall not exceed $2,000,000, and Indebtedness incurred to refinance such Indebtedness.

SECTION 6.2.             LIENS.

         Create, incur, assume or permit to exist any Lien on or with respect to any asset, or any income or profits therefrom, whether now owned or hereafter acquired, except:

         (a) Liens securing the Obligations;

         (b) Liens existing on the date hereof and set forth on Schedule 6.2;

         (c) Liens for taxes, assessments or charges of any Governmental Authority for claims that are not material and are not yet due or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business;


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         (e) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of Indebtedness;

         (f) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) that do not materially interfere with the ordinary conduct of business;

         (g) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions;

         (h) leases or subleases granted in the ordinary course of business to others not materially interfering with the business of, and consistent with past practices of, the Borrower or any Subsidiary;

         (i) any attachment or judgment Lien not constituting an Event of Default;

         (j) Liens existing on assets of any Person at the time such Person becomes a Subsidiary, PROVIDED that (i) such Lien was not created in contemplation of such Person becoming a Subsidiary, and (ii) such Lien does not encumber any assets other than the assets subject to such Lien at the time such Person becomes a Subsidiary;

         (k) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (i) were not incurred in connection with borrowed money, (ii) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (iii) do not secure obligations aggregating in excess of $250,000;

         (l) Liens on equipment or other personal property assets hereafter acquired by the Borrower or any of its Subsidiaries, PROVIDED that (i) such Liens secure Indebtedness permitted by Section 6.1(f), (ii) such Liens are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition of such equipment or other acquired assets, (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost of such equipment or other acquired asset and (iv) such Liens do not attach to or otherwise encumber the Mortgaged Property or any other property or assets of the Borrower or any of its Subsidiaries other than the equipment or other asset so acquired.

SECTION 6.3.             RESTRICTED PAYMENTS.

         Pay or make, or agree to declare, pay or make, any Restricted Payment, except (a) dividends, distributions or payments by any Subsidiary to the Borrower, (b) the payment to Parent by Borrower and its Subsidiaries of a management fee in an aggregate amount not to exceed 2.5% of the gross revenues of Borrower and its Subsidiaries on a consolidated basis for


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such year, (c) payments by the Borrower of principal of Indebtedness owing to
Parent, PROVIDED that, in the case of clause (c), (i) no Event of Default then exists or would result therefrom, (ii) immediately after making any such payment, and after giving effect thereto, the Borrower shall be in compliance, on a PRO FORMA basis, with Section 6.18, and (iii) immediately after making any such payment, not less than $30,000,000 aggregate principal amount of Subordinated Debt remains outstanding and (d) the declaration and payment to the Parent by the Borrower of a one-time dividend in an amount not to exceed $27,050,000, PROVIDED, that no Event of Default then exists or would result therefrom.

SECTION 6.4.             LOANS, ADVANCES, INVESTMENTS.

         Make or permit to exist any loans or advances to or Investments in any person or entity, except:

         (a)(i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (iii) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (iv) demand deposits, certificates of deposit, other time deposits, and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States or any state thereof or the District of Columbia that has combined capital and surplus of not less than $500,000,000, or (v) institutional money market funds organized under the laws of the United States of America or any state thereof that are approved in writing by the Bank or, if not so described or approved, substantially all of whose assets are securities of the types described in the foregoing clauses (i),
(ii), (iii), and (iv);

         (b)(i) trade credit extended on usual and customary terms in the ordinary course of business, (ii) advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and not to exceed $500,000 at any time outstanding, and (iii) acquisitions of capital stock, debt, securities, or other property received in connection with the bankruptcy, reorganization or similar proceeding of, or settlement of delinquent accounts and disputes with, customers in the ordinary course of business, and, in each case, extensions, modifications, and renewals thereof;

         (c) any Investment identified in Schedule 6.4, limited to the amount of such Investment on the date hereof;

         (d) Intercompany Debt;


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         (e) Investments by the Borrower in any Wholly-Owned Subsidiary so long as such Subsidiary has executed a Subsidiary Guaranty in substantially the form of Exhibit D; and

         (f) Investments by the Borrower in connection with Permitted Acquisitions.

SECTION 6.5.             LEASE EXPENDITURES.

         Incur expenses with respect to Operating Leases (excluding LA Turf Club's obligations under that certain Amended and Restated Lease dated November 9, 1994, as amended prior to the date hereof, between the Borrower and LA Turf
Club) in any fiscal year in excess of an aggregate of $500,000.

SECTION 6.6.             FUNDAMENTAL CHANGES.

         Enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or enter into any agreement providing for any of the foregoing, except for a merger of a Wholly Owned Subsidiary of the Borrower into the Borrower or (with the Borrower as the surviving corporation) or another Wholly Owned Subsidiary, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any Subsidiary's business or assets, whether now or hereafter acquired.

SECTION 6.7.             ASSET DISPOSITIONS.

         Make any Asset Disposition, except:

         (a)      the sale of inventory in the ordinary course of business;

         (b) sales of assets outside of the ordinary course of business not in excess of $250,000 in a single transaction or series of related transactions or aggregating less than $1,000,000 in any Fiscal Year; and

         (c) in addition to dispositions permitted under clauses (a) and (b) of this Section 6.7, the disposition of equipment if such equipment is obsolete or no longer useful in the ordinary course of the Borrower's or such Subsidiary's business; PROVIDED that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $1,000,000.

SECTION 6.8.             SALE-LEASEBACKS.

         Enter into any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Bank.


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SECTION 6.9.             TRANSACTIONS WITH AFFILIATES.

         Enter into any transaction (including the transfer or lease of any property or the rendering of any service) with any Affiliate of the Borrower, unless such transaction is on fair and reasonable terms no less favorable to the Borrower or its Subsidiary, as the case may be, than those terms that might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate of the Borrower or, if such transaction is not one that by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, PROVIDED that this Section shall not restrict (a) dividends, distributions and other payments and transfers on account of the Capital Stock of the Borrower or any Wholly-Owned Subsidiary or
(b) the transactions contemplated under this Agreement or any other Loan
Document.

SECTION 6.10.            AMENDMENTS OF CHARTER DOCUMENTS.

         Amend its charter, bylaws or other charter documents in any respect that affects the voting rights of Capital Stock included in the Collateral or holders thereof, increases payment obligations of the Borrower, affects the validity or enforceability of any Loan Document or Lien thereunder or that otherwise could reasonably be expected to have a Material Adverse Effect, without in each case obtaining the prior written consent of the Bank.

SECTION 6.11.            RESTRICTIVE AGREEMENTS.

         Enter into any Contractual Obligation that, directly or indirectly, restricts or limits the ability of such Subsidiary to (a) pay dividends or make distributions on its Capital Stock, (b) pay Indebtedness owed to the Borrower or any Subsidiary or (c) make any loans or advances to the Borrower or any Subsidiary (except as provided hereunder).

SECTION 6.12.            NEGATIVE PLEDGES.

         Enter into or otherwise become subject to, directly or indirectly, any agreement prohibiting or restricting the Borrower or any Subsidiary in any manner (including by way of covenant, representation or default), from incurring, creating or assuming any Lien upon any of its assets.

SECTION 6.13.              AMENDMENTS OR WAIVERS OF SUBORDINATED DEBT DOCUMENTS.

         Amend any loan or other documents pursuant to which any Subordinated Debt (or any related Contingent Obligation) is outstanding, or waive or otherwise relinquish any of its rights or causes of action under or arising out of such documents, with respect to terms and provisions regarding interest rates, principal or interest payment amounts, principal or interest payment dates, subordination, representations by or covenants of the Borrower, any Subsidiary, or events of default, or other material provisions, without in each case obtaining the prior written consent of the Bank.

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SECTION 6.14.            ISSUANCE OF CAPITAL STOCK.

         Issue any Capital Stock to any Person other than (a) in the case of the Borrower, to the Parent and (b) in the case of any Subsidiary, to the Borrower, in each case, subject to a Lien in favor of the Bank under the Loan Documents.

SECTION 6.15.            ERISA.

         (a) Engage, or permit any Subsidiary to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

         (b) Terminate, or permit any Subsidiary to terminate, any Benefit Plan which would result in any liability of the Borrower or any Subsidiary under Title IV of ERISA in excess of $1,000,000;

         (c) Fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Subsidiary may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

         (d) Fail, or permit any Subsidiary to fail, to timely pay contributions or installments required under Section 412 of the Code or due with respect to any waived funding deficiency with respect to any Benefit Plan; or

         (e) Amend, or permit any Subsidiary to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any Subsidiary is required to provide security to such Benefit Plan under
Section 401(a)(29) of the Code;

SECTION 6.16.            USE OF PROCEEDS.

         Use the proceeds of any Term Loan except for the purposes stated in
Section 2.1 hereof.

SECTION 6.17.            EBITDA COVERAGE RATIO.

         Permit the EBITDA Coverage Ratio as of the end of any fiscal quarter to be less than 1.25 to 1.00.

SECTION 6.18.            MINIMUM TANGIBLE NET WORTH.

         Permit the Borrower's Tangible Net Worth on the last day of any fiscal quarter to be less than $80,000,000.

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                                   ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.1.             EVENTS OF DEFAULT.

         The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) The Borrower (i) shall fail to pay as and when due (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) all or any portion of the principal of the Term Loans, or (ii) shall fail to pay any interest, Fees or other amounts payable under the Loan Documents within three Business Days of the date when due under the Loan Documents; or

         (b) the Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under Sections 5.1(e), 5.1(g), Section 5.3 or 5.7, or any Section of Article VI; or

         (c) The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of any Loan Document (other than those covenants set forth in clause (b) above) and such failure shall not have been remedied within 30 days after the Borrower becomes aware of such failure; or

         (d) Any representation or warranty or certification made or furnished by any the Borrower under any Loan Document shall prove to have been false or incorrect in any material respect when made (or deemed made); or

         (e) (i) The Borrower shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of (A) any principal of or interest on any Indebtedness for borrowed money in an aggregate principal amount in excess of $250,000 or the deferred purchase price of any property or (B) any principal of or interest on any Indebtedness (other than for borrowed money or the deferred purchase price of any property), so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and no action has been commenced to enforce any Lien securing such Indebtedness or (ii) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument relating to any such Indebtedness, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of such Indebtedness (or a Person on behalf of such holder or holders) to cause (upon the giving of notice, the lapse of time or both, or otherwise), such Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity; or

         (f) There shall be commenced against the Borrower or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of the Borrower or such Subsidiary

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under the Bankruptcy Code or any similar proceeding under any other
Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Borrower or such Subsidiary or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) the Borrower or such Subsidiary consents to the institution of such involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing such involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (iv) an order for relief shall have been issued or entered therein; or

         (g) The Borrower or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of the Borrower or such Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

         (h) The Borrower or any of its Subsidiaries shall suffer (i) any money judgments, fines, writs or warrants of attachment or similar processes that, individually or in the aggregate, involve an amount or value in excess of $500,000 (excluding therefrom money judgments to the extent covered by insurance as to which the carrier has accepted liability), or (ii) any other material non-monetary judgment or decree (including a judgment for injunctive relief), and, in any such case, such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 60 days or any action shall be taken by a judgment creditor to levy upon the assets of the Borrower or any Subsidiary to enforce any such judgment; or

         (i) The Borrower, any Subsidiary or any ERISA Affiliate shall: (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL; (b) terminate any Benefit Plan which would result in any liability of the Borrower (including joint and several liability with another Person) under Title IV of ERISA in excess of $1,000,000; (c) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto that could result in liability of the Borrower (including joint and several liability with another Person) in excess of $1,000,000; (d) fail to timely pay contributions or installments required under
Section 412 of the Code or due with respect to any waived funding deficiency with respect to any Benefit Plan that could result in liability of the Borrower (including joint and several liability with another Person) in excess of $1,000,000; or (e) amend a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any Subsidiary or any

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ERISA Affiliate is required to provide security to such Benefit Plan under
Section 401(a)(29) of the Code; or

         (j) Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason, or any Lien in favor of the Bank thereunder shall fail to have the priority required thereunder, except upon a release or termination of such Loan Document or Lien pursuant to the terms thereof; or the Borrower or any of its Subsidiaries shall contest or purport to repudiate or disavow any of its obligations under or the validity of enforceability of any Loan Document or any material provision thereof; or

         (k)      A Change of Control shall occur at any time; or

         (l) (i) There shall have occurred and be continuing any "Default" or "Event of Default" under the BMO Credit Agreement (as such terms are defined therein), (ii) the Parent, the Borrower or any of the Borrower's Subsidiaries shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any Indebtedness arising under the BMO Credit Agreement or (iii) any other breach or default (or other event or condition) shall occur under the BMO Credit Agreement or any other agreement, indenture or instrument relating to the Indebtedness arising thereunder, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of such Indebtedness (or a Person on behalf of such holder or holders) to cause (upon the giving of notice, the lapse of time or both, or otherwise), such Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity; or

         (m) (i) The BMO Deed of Trust or the BMO Guarantees set forth in
Article 10 of the BMO Credit Agreement shall be amended, supplemented or otherwise modified without the prior written consent of the Bank; (ii) BMO (or any other lender or agent under the BMO Credit Agreement or other Person on their behalf) shall demand payment under or with respect to the BMO Guarantees in an amount in excess of the amount of Restricted Payments that at the time of such demand are permitted to be made pursuant to this Agreement; or (iii) BMO (or any other lender or agent or other Person on their behalf) shall take any action to enforce the rights of BMO under the BMO Deed of Trust; or

         (n) Any governmental permit, consent, approval, franchise or license relating to the use or occupancy of the Track and operation of the Racetrack Business, including any Racing License issued to the LA Turf Club or Oak Tree the loss or absence of which would prevent the completion of at least 100 Racing Days (each, a "Governmental Approval") is revoked, suspended or any notice by the relevant governmental authority is received indicating an intent to revoke or suspend any such Governmental Approval; or the Borrower, LA Turf Club or Oak Tree, collectively, fail to have in full force and effect Governmental Approvals that permit at least 100 Racing Days at the Track for any racing season.

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SECTION 7.2.             REMEDIES.

         (a) Upon the occurrence of an Event of Default under Section 7.1(f) or
(g), then (i) all indebtedness of the Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, automatically shall become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by the Borrower; (ii) the obligation, if any, of the Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (iii) the Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from the Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

         (b) Upon the occurrence of an Event of Default under 7.1 (other than under Section 7.1(f) or (g)), then (i) the Bank may take either or both of the following actions, at the same or at different times (A) declare all indebtedness of the Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by the Borrower and (B) terminate the Incremental Term Loan Commitment immediately upon which termination the obligation, if any, of the Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (ii) the Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from the Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

         (c) All rights, powers and remedies of the Bank may be exercised at any time by the Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1.             NO WAIVER.

         No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

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SECTION 8.2.             NOTICES.

         All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:                  THE SANTA ANITA COMPANIES, INC.
                                    285 West Huntington Drive
                                    Arcadia, California  91066
                                    Attention: President
                                    Facsimile: (626) 446-9565

         with a copy to:

                                    Magna Entertainment Corp.
                                    337 Magna Drive
                                    Aurora, Ontario, Canada  L4G 7K1
                                    Attention: Blake Tohana
                                    Facsimile: (905) 726-7169

         BANK:             WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    Ivy Wong
                                    Wells Fargo Bank
                                    1000 Lakes Drive, Suite 250
                                    West Covina, California 91790
                                    Facsimile: 626-919-2909

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 8.3.             COSTS, EXPENSES AND ATTORNEYS' FEES.

         Borrower shall pay to Bank immediately upon demand (a) the Bank's out-of-pocket costs and expenses, including reasonable attorneys' fees expended or incurred by the Bank in connection with the negotiation and preparation of this Agreement and the other Loan Documents, the Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, and (b) the Bank's costs and expenses, including attorney's fees (to include outside counsel fees but exclude costs of the Bank's in-house counsel) expended or incurred by the Bank in connection with the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, or the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate

                                                                  EXECUTION COPY

level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to the Borrower or any other person or entity.

SECTION 8.4.             INDEMNITY.

         The Borrower shall indemnify, defend and hold harmless the Bank and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of the Bank (collectively, the "Indemnitees") from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution delivery, filing or recording of the Loan Documents or the making of the Term Loans, and (b) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees (to include outside counsel fees but exclude costs of the Bank's in-house counsel)), and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto (and provided that such Indemnitee shall be entitled to select its own counsel in all such proceedings) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Loan Documents, the Term Loans, the use or intended use of the proceeds of the Term Loans, or any Permitted Acquisition (the "Indemnified Liabilities"); PROVIDED that (i) no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and (ii) the Borrower shall have no obligation hereunder in respect of Indemnified Liabilities arising from a breach of any Loan Document by the Indemnitee making a claim hereunder.

         Without limiting the generality of the foregoing, the Borrower further agrees to fully and promptly pay, perform, discharge, defend, indemnify and hold harmless each Indemnitee from and against any Environmental Damages; PROVIDED that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Environmental Damages to the extent such Environmental Damages arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         To the extent that the undertaking to indemnify and hold harmless set forth herein may be unenforceable as violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

SECTION 8.5.             SUCCESSORS, ASSIGNMENT.

         This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its interest hereunder without the Bank's prior written consent. The Bank reserves the right to sell, assign, transfer, negotiate or grant participation in all or any part of, or any interest in, Bank's rights and benefits under each of the

                                                                  EXECUTION COPY

Loan Documents; PROVIDED, HOWEVER, that the Bank agrees that, in the event that it assigns less than (i) prior to the Incremental Term Loan Commitment Termination Date, the full amount of the Incremental Term Loan Commitment and the Term Loans or (ii) following the Incremental Term Loan Commitment Termination Date, the full amount of the Term Loans, in either case, the Bank shall act as "Administrative Agent" for itself and any such assignees. In connection therewith, the Bank may disclose all documents and information which the Bank now has or may hereafter acquire relating to any credit extended by the Bank to the Borrower, the Borrower or its business, any Subsidiary or the business of such Subsidiary, or any Collateral.

SECTION 8.6.             ENTIRE AGREEMENT; AMENDMENT.

         This Agreement and the other Loan Documents constitute the entire agreement between the Borrower and the Bank with respect to any extension of credit by the Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 8.7.             NO THIRD PARTY BENEFICIARIES.

         This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 8.8.             TIME.

         Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 8.9.             SEVERABILITY OF PROVISIONS.

         If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 8.10.            COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 8.11.            GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                                                  EXECUTION COPY

SECTION 8.12.            ARBITRATION.

         (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; PROVIDED HOWEVER, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. section 91 or any similar applicable state law.

         (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all

                                                                  EXECUTION COPY

costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; PROVIDED HOWEVER, that all three arbitrators must actively participate in all hearings and deliberations.

         (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

         (f) REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns Indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all Indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such Indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (g) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of

                                                                  EXECUTION COPY

information by
a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.
                         [Signatures on following page]

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                THE SANTA ANITA COMPANIES, INC.


                                 By: _____________________________________
                                     Name:
                                     Title:


                                 By: _____________________________________
                                     Name:
                                     Title:



                                 WELLS FARGO BANK, NATIONAL ASSOCIATION


                                 By: _____________________________________
                                     Name:
                                     Title:

                                                                  EXECUTION COPY




 ------------------------------------------------------------------------------









                           TERM LOAN CREDIT AGREEMENT



                                 BY AND BETWEEN



                         THE SANTA ANITA COMPANIES, INC.



                                       AND



                     WELLS FARGO BANK, NATIONAL ASSOCIATION







                              AS OF OCTOBER 8, 2004











 ------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

ARTICLE I  DEFINITIONS...........................................................................................1

         SECTION 1.1.         DEFINITIONS........................................................................1

         SECTION 1.2.         RELATED MATTERS...................................................................14

ARTICLE II  THE CREDIT..........................................................................................15

         SECTION 2.1.         TERM LOANS........................................................................15

         SECTION 2.2.         EVIDENCE OF INDEBTEDNESS;  REPAYMENT OF TERM LOAN.................................17

         SECTION 2.3.         INTEREST; INTEREST PAYMENTS.......................................................17

         SECTION 2.4.         CONVERSION/CONTINUATION; LIBOR PROVISIONS.........................................18

         SECTION 2.5.         FEES..............................................................................21

         SECTION 2.6.         REDUCTION OF THE COMMITMENT; PREPAYMENTS..........................................21

         SECTION 2.7.         MANNER OF PAYMENT.................................................................22

         SECTION 2.8.         REGULATORY CHANGES................................................................23

         SECTION 2.9.         COLLATERAL........................................................................24

         SECTION 2.10.        GUARANTIES........................................................................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES.....................................................................24

         SECTION 3.1.         ORGANIZATION, POWERS AND GOOD STANDING............................................24

         SECTION 3.2.         AUTHORIZATION, BINDING EFFECT, NO CONFLICTS.......................................25

         SECTION 3.3.         SUBSIDIARIES; CAPITAL STOCK.......................................................25

         SECTION 3.4.         LITIGATION........................................................................26

         SECTION 3.5.         CORRECTNESS OF FINANCIAL STATEMENT................................................26

         SECTION 3.6.         AGREEMENTS; APPLICABLE LAW........................................................26


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
                                                                                                              ----

        SECTION 3.7.         INCOME TAX RETURNS.................................................................27

         SECTION 3.8.         GOVERNMENTAL REGULATIONS..........................................................27

         SECTION 3.9.         MARGIN REGULATIONS................................................................27

         SECTION 3.10.        TITLE TO PROPERTY.................................................................27

         SECTION 3.11.        ENVIRONMENTAL CONDITION...........................................................27

         SECTION 3.12.        ABSENCE OF CERTAIN RESTRICTIONS...................................................28

         SECTION 3.13.        LABOR MATTERS.....................................................................28

         SECTION 3.14.        TRANSACTIONS WITH AFFILIATES......................................................29

         SECTION 3.15.        DISCLOSURE........................................................................29

         SECTION 3.16.        NO SUBORDINATION..................................................................29

         SECTION 3.17.        LICENSES, PERMITS, FRANCHISES.....................................................29

         SECTION 3.18.        ERISA.............................................................................30

         SECTION 3.19.        MORTGAGED PROPERTY................................................................30

         SECTION 3.20.        LEASES............................................................................30

ARTICLE IV  CONDITIONS..........................................................................................31

         SECTION 4.1.         CLOSING CONDITIONS................................................................31

         SECTION 4.2.         CONDITIONS PRECEDENT TO INCREMENTAL TERM LOANS....................................33

ARTICLE V  AFFIRMATIVE COVENANTS................................................................................34

         SECTION 5.1.         FINANCIAL STATEMENTS AND OTHER REPORTS............................................34

         SECTION 5.2.         RECORDS AND INSPECTION, ETC.......................................................37

         SECTION 5.3.         CORPORATE EXISTENCE, ETC..........................................................37

         SECTION 5.4.         PAYMENT OF TAXES..................................................................37

                                       ii

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                              PAGE
                                                                                                              ----

         SECTION 5.5.         MAINTENANCE OF PROPERTIES.........................................................37

         SECTION 5.6.         MAINTENANCE OF INSURANCE..........................................................37

         SECTION 5.7.         CONDUCT OF BUSINESS; POSSESSION OF LICENSES.......................................38

         SECTION 5.8.         ADDITIONAL GUARANTIES AND COLLATERAL..............................................39

         SECTION 5.9.         SUBORDINATION OF OTHER INDEBTEDNESS...............................................39

         SECTION 5.10         ENVIRONMENTAL COMPLIANCE..........................................................39

         SECTION 5.11.        ERISA.............................................................................40

         SECTION 5.12.        AGREEMENTS REGARDING REAL PROPERTY................................................40

ARTICLE VI  NEGATIVE COVENANTS..................................................................................43

         SECTION 6.1.         INDEBTEDNESS......................................................................43

         SECTION 6.2.         LIENS.............................................................................43

         SECTION 6.3.         RESTRICTED PAYMENTS...............................................................44

         SECTION 6.4.         LOANS, ADVANCES, INVESTMENTS......................................................45

         SECTION 6.5.         LEASE EXPENDITURES................................................................46

         SECTION 6.6.         FUNDAMENTAL CHANGES...............................................................46

         SECTION 6.7.         ASSET DISPOSITIONS................................................................46

         SECTION 6.8.         SALE-LEASEBACKS...................................................................46

         SECTION 6.9.         TRANSACTIONS WITH AFFILIATES......................................................47

         SECTION 6.10.        AMENDMENTS OF CHARTER DOCUMENTS...................................................47

         SECTION 6.11.        RESTRICTIVE AGREEMENTS............................................................47

         SECTION 6.12.        NEGATIVE PLEDGES..................................................................47

         SECTION 6.13.        AMENDMENTS OR WAIVERS OF SUBORDINATED DEBT DOCUMENTS..............................47

                                      iii

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
                                                                                                              ----
         SECTION 6.14.        ISSUANCE OF CAPITAL STOCK.........................................................48

         SECTION 6.15.        ERISA.............................................................................48

         SECTION 6.16.        USE OF PROCEEDS...................................................................48

         SECTION 6.17.        EBITDA COVERAGE RATIO.............................................................48

         SECTION 6.18.        MINIMUM TANGIBLE NET WORTH........................................................48

ARTICLE VII  EVENTS OF DEFAULT..................................................................................49

         SECTION 7.1.         EVENTS OF DEFAULT.................................................................49

         SECTION 7.2.         REMEDIES..........................................................................52

ARTICLE VIII  MISCELLANEOUS.....................................................................................52

         SECTION 8.1.         NO WAIVER.........................................................................52

         SECTION 8.2.         NOTICES...........................................................................53

         SECTION 8.3.         COSTS, EXPENSES AND ATTORNEYS' FEES...............................................53

         SECTION 8.4.         INDEMNITY.........................................................................54

         SECTION 8.5.         SUCCESSORS, ASSIGNMENT............................................................54

         SECTION 8.6.         ENTIRE AGREEMENT; AMENDMENT.......................................................55

         SECTION 8.7.         NO THIRD PARTY BENEFICIARIES......................................................55

         SECTION 8.8.         TIME..............................................................................55

         SECTION 8.9.         SEVERABILITY OF PROVISIONS........................................................55

         SECTION 8.10.        COUNTERPARTS......................................................................55

         SECTION 8.11.        GOVERNING LAW.....................................................................55

         SECTION 8.12.        ARBITRATION.......................................................................56



                                                                  EXECUTION COPY

                               EXHIBITS; SCHEDULES


Exhibit A         -    Form of Note
Exhibit B         -    Form of Borrower Pledge Agreement
Exhibit C         -    Form of Parent Pledge Agreement
Exhibit D         -    Form of Subsidiary Guaranty
Exhibit E         -    Form of Deed of Trust
Exhibit F         -    Form of Assignment of Leases and Rents
Exhibit G         -    Approved Subordination Terms
Exhibit H         -    Form of Compliance Certificate
Exhibit I         -    Form of Subordinated Note
Exhibit J         -    Form of BMO Subordination Agreement





Schedule 3.3      -    Capitalization
Schedule 3.4      -    Litigation
Schedule 3.6      -    Compliance with Laws
Schedule 3.10     -    Title to Property
Schedule 3.11     -    Environmental
Schedule 3.12     -    Absence of Restructuring
Schedule 3.13     -    Labor Matters
Schedule 3.14     -    Affiliate Transactions
Schedule 3.21     -    Material Leases
Schedule 4.1      -    Loan Documents
Schedule 5.6      -    Insurance
Schedule 6.1      -    Permitted Indebtedness
Schedule 6.2      -    Permitted Liens
Schedule 6.4      -    Investments

                                                                       EXHIBIT A
                                               FORM OF TERM LOAN PROMISSORY NOTE

                                    TERM LOAN
                                 PROMISSORY NOTE


$_________________                                       Los Angeles, California
                                                            ___________ __, 200_


         This Term Loan Promissory Note (the "NOTE") is the Note referred to in, and is issued pursuant to, that certain Term Loan Credit Agreement dated as of October 8, 2004 (as same amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), between THE SANTA ANITA COMPANIES, INC., a Delaware corporation (the "BORROWER"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "BANK"). All of the terms, covenants and conditions of the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Credit Agreement.

         FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Bank in lawful money of the United States of America and in immediately available funds, in accordance with the Credit Agreement, the principal amount of SEVENTY FIVE MILLION AND 00/100 DOLLARS ($75,000,000) or, if less, the aggregate principal amount of Term Loans outstanding under the Credit Agreement, together with interest from and after the date hereof on the unpaid principal balance outstanding at the applicable rates set forth in the Credit Agreement.

         Subject to prepayments pursuant to Sections 2.1(e)(B), 2.6 and 5.12(d)(vii) of the Credit Agreement, principal payments pursuant to Section 2.2 of the Credit Agreement and/or acceleration upon the occurrence of an Event of Default under the Credit Agreement or termination of the Credit Agreement, the principal amount of this Note shall be due and payable on the Maturity Date.

         Upon the occurrence of an Event of Default, the Bank shall have all of the rights and remedies set forth in Article VII of the Credit Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of the Bank in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Bank of any right or remedy preclude any other right or remedy. The Bank, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to the Borrower. The Borrower agrees that, without releasing or impairing the Borrower's liability hereunder, the Bank may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the date first above written.


                         THE SANTA ANITA COMPANIES, INC.


                                     By: ________________________________
                                         Name:
                                         Title:

                                     By: ________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT B
                                               FORM OF BORROWER PLEDGE AGREEMENT

                                                                       EXHIBIT C
                                                 FORM OF PARENT PLEDGE AGREEMENT

                                                                       EXHIBIT D
                                                     FORM OF SUBSIDIARY GUARANTY

                                                                       EXHIBIT E
                                                           FORM OF DEED OF TRUST

                                                                       EXHIBIT F
                                          FORM OF ASSIGNMENT OF LEASES AND RENTS

                                                                       EXHIBIT G
                                                    APPROVED SUBORDINATION TERMS

                                                                       EXHIBIT H
                                                  FORM OF COMPLIANCE CERTIFICATE

                                                                       EXHIBIT I
                                                       FORM OF SUBORDINATED NOTE

                                                                       EXHIBIT J
                                             FORM OF BMO SUBORDINATION AGREEMENT

                                                                    SCHEDULE 3.2
                                                                  CAPITALIZATION

                                                                    SCHEDULE 3.4
                                                                      LITIGATION

                                                                    SCHEDULE 3.6
                                                            COMPLIANCE WITH LAWS

                                                                   SCHEDULE 3.10
                                                               TITLE TO PROPERTY

                                                                   SCHEDULE 3.11
                                                                   ENVIRONMENTAL

                                                                   SCHEDULE 3.12
                                                        ABSENCE OF RESTRUCTURING

                                                                   SCHEDULE 3.13
                                                                   LABOR MATTERS

                                                                   SCHEDULE 3.14
                                                          AFFILIATE TRANSACTIONS

                                                                   SCHEDULE 3.21
                                                                 MATERIAL LEASES

                                                                    SCHEDULE 4.1
                                                                  LOAN DOCUMENTS
                                                                  (CLOSING DATE)

1.   Credit Agreement
2.   Term Loan Promissory Note
3.   Subsidiary Guaranty (LA Turf Club)
4.   Parent Pledge Agreement
5.   Borrower Pledge Agreement
6.   Deed of Trust
7.   Assignment of Leases and Rents
8.   Lessee's Estoppel Certificate (LA Turf Club)
9.   (Sub)Lessee's Estoppel Certificate (Oak Tree Racing Association)
10.  Estoppel Certificates from other (Sub)Lessees, as required by the Bank
11. Certified copies of (i) resolutions of the Borrower, Parent and the LA Turf Club authorizing the execution, delivery and performance of such Person's obligations under the Loan Documents to which each is party; and (ii) the constituent documents of such Person; together with evidence of the incumbency of the officers of such Person executing the Loan Documents.



                                       1
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                                                                    SCHEDULE 5.6
                                                                       INSURANCE

                                       1

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                                                                    SCHEDULE 6.1
                                                          PERMITTED INDEBTEDNESS

                                       1
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                                                                    SCHEDULE 6.2
                                                                 PERMITTED LIENS

                                       1
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                                                                    SCHEDULE 6.4
                                                                     INVESTMENTS

                                       1